UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ev3 Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9600 54th Avenue North
Plymouth, Minnesota 55442

April 16, 2007

Dear Fellow Stockholders:

I am pleased to invite you to join us for the ev3 Inc. Annual Meeting of Stockholders to be held on Tuesday, May 15, 2007, at 2:00 p.m., local time, at our corporate offices located at 9600 54th Avenue North, Plymouth, Minnesota 55442. Details about the meeting, nominees for our board of directors and other matters to be acted on are presented in the Notice of Annual Meeting and proxy statement that follow.

In addition to Annual Meeting formalities, we will report to stockholders generally on our business, and will be pleased to answer stockholders’ questions about ev3.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card or using Internet or telephone voting as described in the proxy statement, even if you plan to attend the meeting.

On behalf of ev3’s board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

James M. Corbett
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2007

To the Stockholders of ev3 Inc.:

The Annual Meeting of Stockholders of ev3 Inc., a Delaware corporation, will be held on Tuesday, May 15, 2007, at 2:00 p.m., local time, at ev3’s corporate offices at 9600 54th Avenue North, Plymouth, Minnesota 55442 for the following purposes:

1.                To elect three directors, each to serve for a term of three years.

2.                To consider a proposal to approve the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan.

3.                To consider a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

4.                To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on March 23, 2007 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at ev3’s corporate offices beginning May 4, 2007 during normal business hours for examination by any stockholder registered on ev3’s stock ledger as of the record date for any purpose germane to the annual meeting.

By Order of the Board of Directors,

Kevin M. Klemz
Vice President, Secretary and Chief
Legal Officer

April 16, 2007

Plymouth, Minnesota

9600 54th Avenue North
Plymouth, Minnesota  55442

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

May 15, 2007

The Board of Directors of ev3 Inc. is soliciting your proxy for use at the 2006 Annual Meeting of Stockholders on Tuesday, May 15, 2007. The Notice of Annual Meeting, this proxy statement and the enclosed form of proxy are being mailed to stockholders beginning on or about April 16, 2007.

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time, Place and Purposes of Meeting

The Annual Meeting of Stockholders of ev3 Inc. will be held on Tuesday, May 15, 2007, at 2:00 p.m., local time, at ev3’s corporate offices at 9600 54th Avenue North, Plymouth, Minnesota 55442, for the purposes set forth in the Notice of Annual Meeting.

Who Can Vote

Stockholders of record at the close of business on March 23, 2007 will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of that date, there were 58,229,054 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders are not entitled to cumulate voting rights.

How You Can Vote

Your vote is important. If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•       Vote by Internet, by going to the web address http://www.eproxy.com/evvv/ and following the instructions for Internet voting shown on the enclosed proxy card.

•       Vote by Telephone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the enclosed proxy card.

•       Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on.

For the election of directors, you may vote:

•       FOR the three nominees for director,

•       WITHHOLD your vote from the three nominees for director or

•       WITHHOLD your vote from one of the nominees for director.

For each of the other proposals, you may vote:

•       FOR the proposal,

•       AGAINST the proposal or

•       ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR the three nominees for director and FOR all of the other proposals set forth in the Notice of Annual Meeting.

How Does the Board Recommend that I Vote

The Board of Directors unanimously recommends that you vote FOR the three nominees for director and FOR the approval of all of the other proposals set forth in the Notice of Annual Meeting.

How You May Revoke or Change Your Vote

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•       Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us.

•       Sending written notice of revocation to our Corporate Secretary.

•       Attending the Annual Meeting and voting by ballot.

Quorum Requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock (29,114,528 shares) as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies marked “Abstain” or

“Withheld” are counted in determining whether a quorum is present. In addition, a “broker non-vote” is considered in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of the three nominees for director and the approval of each of the other proposals described in this proxy statement requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters that include the election of directors (Proposal One) and the ratification of the election of our independent registered public accounting firm (Proposal Three). If you do not direct your broker how to vote on the proposal to approve the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan (Proposal Two), your broker may not exercise discretion and may not vote your shares. This is called a “broker non-vote.”  “Broker non-votes” are not considered to be entitled to vote on Proposal Two, and will therefore not be counted in determining the votes cast on that matter, although broker non-votes are considered in determining whether a quorum is present. Abstentions and withheld votes will be counted, and will have the effect of a negative vote.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business at the Annual Meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our amended and restated bylaws will be considered.

Only a natural person present at the Annual Meeting who is either one of our stockholders or is acting on behalf of one of our stockholders may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 23, 2007 for:

•       each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•       each of our directors;

•       our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers named in the Summary Compensation Table under the heading “Executive Compensation and Other Benefits—Summary of Cash and Other Compensation”; and

•       all of our executive officers and directors as a group.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage
Stockholders owning 5% or more:
Warburg, Pincus Equity Partners, L.P.(3)	37,401,560	64.2%
Vertical Fund I, L.P.(4)	2,815,511	4.8%
Vertical Fund II, L.P.(4)	668,713	1.2%
Directors and named executive officers:
James M. Corbett(5)	516,569	*
John K. Bakewell(6)	11,665	*
Richard B. Emmitt(7)	3,498,511	6.0%
Douglas W. Kohrs(8)	21,248	*
Daniel J. Levangie(9)	7,500	*
Dale A. Spencer(10)	236,179	*
Thomas E. Timbie(11)	107,635	*
Elizabeth H. Weatherman(12)	37,415,847	64.2%
Patrick D. Spangler(13)	95,655	*
Stacy Enxing Seng(14)	200,148	*
Pascal E.R. Girin(15)	84,748	*
All executive officers and directors as a group (15 persons) (16)	42,385,029	71.5%

* Represents beneficial ownership of less than one percent of our common stock.

          (1) Unless otherwise indicated, the address for each of the stockholders in the table above is c/o ev3 Inc., 9600 54th Avenue North, Plymouth, Minnesota 55442.

          (2) The number of shares beneficially owned by a person includes shares subject to options held by that person that are currently exercisable within 60 days of March 23, 2007 and shares pursuant to stock grants which vest over time and are subject to forfeiture until vested. Percentages are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options currently exercisable or that become exercisable within 60 days following March 23, 2007 are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

          (3) Includes 35,344,471 shares owned directly and 2,057,089 shares beneficially owned by two affiliated partnerships. Warburg Pincus Partners LLC, or WPP LLC, a New York limited liability company and a subsidiary of Warburg Pincus & Co., or WP, a New York general partnership, is the sole general partner of Warburg, Pincus Equity Partners, L.P., or WPEP, a Delaware limited partnership. WPEP is managed by Warburg Pincus LLC, or WP LLC, a New York limited liability company. WPEP, WPP LLC, WP and WP LLC are each referred to as a “Warburg Pincus Entity” and are collectively referred to as the “Warburg Pincus Entities”. Each of the Warburg Pincus Entities shares with the other Warburg Pincus Entities the voting and investment control of all of the shares of common stock such Warburg Pincus Entity may be deemed to beneficially own. Charles R. Kaye and Joseph P. Landy are each managing general partners of WP and co-presidents and managing members of WP LLC. Each of these individuals disclaims beneficial ownership of the shares of common stock of ev3 that the Warburg Pincus Entities may be deemed to beneficially own. The address of the Warburg Pincus Entities is 466 Lexington Avenue, New York, New York 10017.

          (4) The Vertical Group, L.P., or The Vertical Group, a Delaware limited partnership, is the sole general partner of each of Vertical Fund I, L.P., a Delaware limited partnership, or VFI, and Vertical Fund II, L.P., a Delaware limited partnership, or VFII. The Vertical Group, VFI and VFII are collectively referred to as the “Vertical Group Entities”. The Vertical Group shares with VFI and VFII the voting and investment control of all of the shares of common stock VFI and VFII, respectively, may be deemed to beneficially own. There are five general partners of The Vertical Group, each of whom may be deemed to share with the Vertical Group Entities and the other general partners of The Vertical Group the voting and investment control of all of the shares of common stock The Vertical Group may be deemed to beneficially own. The five general partners of The Vertical Group are Stephen D. Baksa, Richard B. Emmitt, Yue-teh Jang, Jack W. Lasersohn and John E. Runnells. The address of the Vertical Group Entities is 25 DeForest Avenue, Summit, New Jersey 07901.

          (5) Includes 367,916 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter and 118,860 shares pursuant to stock grants which vest over time and are subject to forfeiture until vested.

          (6) Includes 11,665 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter.

          (7) Mr. Emmitt, one of ev3’s directors, is a general partner of The Vertical Group, L.P. and a managing director of The Vertical Group, Inc. All shares indicated as owned by Mr. Emmitt are included because of his affiliation with the Vertical Group Entities. Mr. Emmitt may be deemed to share with the Vertical Group Entities and the other general partners of The Vertical Group the voting and investment control of all of the shares of ev3 common stock The Vertical Group may be deemed to beneficially own. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of all shares owned by the Vertical Group Entities. The number of shares indicated as owned by Mr. Emmitt includes 14,287 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter. Mr. Emmitt’s address is c/o The Vertical Group, 25 DeForest Avenue, Summit, New Jersey 07901. See footnote 4 above.

          (8) Includes 21,248 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter.

          (9) Includes 7,500 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter.

    (10) Includes 7,172 shares held by a revocable trust and 105,641 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter.

    (11) Consists of 106,871 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter.

    (12) Ms. Weatherman, one of ev3’s directors, is a managing director and member of WP LLC and a general partner of WP. 37,401,560 shares indicated as owned by Ms. Weatherman are included because of her affiliation with the Warburg Pincus Entities. Ms. Weatherman disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities. The number of shares indicated to be owned by Ms. Weatherman also includes 14,287 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter. Ms. Weatherman’s address is c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017. See footnote 3 above.

    (13) Consists of 79,208 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter and 16,447 shares pursuant to a stock grant which vests over time and are subject to forfeiture until vested.

    (14) Includes 146,271 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter and 43,794 shares pursuant to stock grants which vest over time and are subject to forfeiture until vested.

    (15) Includes 84,784 shares subject to options exercisable as of March 23, 2007 or within 60 days thereafter. Does not include 26,930 shares pursuant to stock grants that will be issued over time upon vesting.

    (16) The amount beneficially owned by all current directors and executive officers as a group includes: (i) 1,069,903 shares issuable upon exercise of options exercisable as of March 23, 2007 or within 60 days thereafter held by these individuals and (ii) 257,246 shares pursuant to stock grants which vest over time and are subject to forfeiture until vested. Although named in the Summary Compensation Table, Mr. Peters resigned from his position as Chief Technology Officer effective as of February 28, 2007 and is not included in the table.

PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors that constitute our board of directors shall be fixed from time to time by a resolution of the majority of our board of directors; provided that the board of directors shall consist of at least five members. Our board of directors has fixed the number of directors at eight.

As provided in our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors is elected for a three year term to succeed the directors of the same class whose terms are then expiring. The term of the directors will expire upon election and qualification of successor directors at the 2009 Annual Meeting of Stockholders for the Class I directors, at the 2007 Annual Meeting of Stockholders for the Class II directors and at the 2008 Annual Meeting of Stockholders for the Class III directors.

•       Our Class I directors are James M. Corbett, Daniel J. Levangie and Thomas E. Timbie.

•       Our Class II directors are John K. Bakewell, Richard B. Emmitt and Dale A. Spencer.

•       Our Class III directors are Douglas W. Kohrs and Elizabeth H. Weatherman.

Under our amended and restated certificate of incorporation, our board of directors has the power to fill vacancies on our board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the authorized number of directors. Any director so elected by our board will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor is elected and qualified. Any additional directorships resulting from any increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

We and certain of our stockholders, including Warburg Pincus LLC and certain of its affiliates (collectively, “Warburg Pincus”), The Vertical Group, L.P. and certain of its affiliates (collectively, “The Vertical Group”) and members of our management, are parties to a holders agreement, which includes terms relating to the composition of our board of directors. The holders agreement requires us to nominate and use our best efforts to have elected to our board of directors:

•       two persons designated by Warburg, Pincus Equity Partners, L.P. and certain of its affiliates, which we refer to collectively as the “Warburg Pincus Entities,” and Vertical Fund I, L.P. and Vertical Fund II, L.P., which we refer to together as the “Vertical Funds,” if the Warburg Pincus Entities, the Vertical Funds and their affiliates collectively beneficially own 20% or more of our common stock; or

•       one person designated by the Warburg Pincus Entities and the Vertical Funds if the Warburg Pincus Entities, the Vertical Funds and their affiliates collectively beneficially own at least 10% but less than 20% of our common stock.

Mr. Emmitt and Ms. Weatherman were the initial designees under the holders agreement. In the event any director designated by the Warburg Pincus Entities and the Vertical Funds is unable to serve or is removed or withdraws from our board of directors, the Warburg Pincus Entities and the Vertical Funds will have the right to designate a substitute for such director. We and certain of our stockholders, including certain members of our management party to the holders agreement, have agreed to take all action within our or their respective power, including the voting of shares of common stock owned by us or them as is necessary to cause the election of the substitute director designated by the Warburg Pincus Entities and the Vertical Funds or to, upon the written request of the Warburg Pincus Entities and the Vertical Funds, remove with or without cause a director previously designated by such institutional investors.

Nominees for Director

The three nominees for election at the 2007 Annual Meeting are John K. Bakewell, Richard B. Emmitt and Dale A. Spencer. All of these nominees are current members of our board of directors and have consented to serve if elected. Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is three.

Board Recommendation

The board of directors unanimously recommends a vote FOR the election of the three nominees named above.

If prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at our board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Other Directors

The following table sets forth certain information that has been furnished to us by each director and each person who has been nominated by our board of directors to serve as a director of our company.

Name of Nominee/Director	Age	Principal Occupation	Director Since
Nominees for election as Class II directors for three-year terms expiring in 2010
John K. Bakewell(1)	45	Executive Vice President and Chief Financial Officer of Wright Medical Group, Inc.	2006
Richard B. Emmitt(1)(2)	62	General Partner of The Vertical Group, L.P.	2005
Dale A. Spencer	61	Private Investor and Independent Consultant to ev3 Inc.	2005
Class III directors not standing for election this year whose terms expire in 2008
Douglas W. Kohrs(2)	49	President and Chief Executive Officer of Tornier B.V.	2005
Elizabeth H. Weatherman(2)	47	Managing Director of Warburg Pincus LLC	2005
Class I directors not standing for election this year whose terms expire in 2009
James M. Corbett	48	President and Chief Executive Officer of ev3 Inc.	2005
Daniel J. Levangie(1)	56	President, Surgical Products Division, Executive Vice President and Director of Cytyc Corporation	2007
Thomas E. Timbie	49	President of Timbie & Company, LLC	2005

(1)          Member of audit committee

(2)          Member of compensation committee

There are no family relationships among any of our directors.

Additional Information About Board Nominees and Other Directors

Nominees for Election as Class II Directors for Three-Year Terms Expiring in 2010

John K. Bakewell has served as one of our directors since April 2006. Mr. Bakewell serves as Executive Vice President and Chief Financial Officer of Wright Medical Group, Inc., a publicly held orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics products, a position he has held since December 2000. Previously, he served as Vice President, Finance and Administration and Chief Financial Officer of Altra Energy Technologies, Inc., a software and e-commerce solutions provider to the energy industry, from 1998 to 2000. Mr. Bakewell was Vice President of Finance and Chief Financial Officer of Cyberonics, Inc., a publicly held manufacturer of medical devices for the treatment of epilepsy and other neurological disorders, from 1993 to 1998, and was Chief Financial Officer of ZEOS International Ltd., a publicly held manufacturer and direct marketer of personal computers and related products, from 1990 to 1993.

Richard B. Emmitt has served as one of our directors since June 2005. Mr. Emmitt was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 on June 21, 2005. Since 1989, Mr. Emmitt has been a General Partner of The Vertical Group, L.P., an investment management and venture capital firm focused on the medical device industry. Mr. Emmitt currently serves on the Board of Directors of American Medical Systems Holdings, Inc., a publicly held company, as well as of BioSET, Inc., Incumed, Inc., C2M Medical, Inc., Galil Medical, Inc. (Israeli), Tepha, Inc. and Tornier B.V. (Dutch), all privately held companies.

Dale A. Spencer has served as one of our directors since June 2005 and also serves as a consultant to us. Mr. Spencer was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 on June 21, 2005. Mr. Spencer served as President, Chief Executive Officer and Chairman of the Board of Directors of SCIMED Life Systems Inc. prior to its merger with Boston Scientific Corporation in 1995. At Boston Scientific, Mr. Spencer served as Executive Vice President in the Office of the Chairman from 1995 to 1997 and was a member of the Board of Directors from 1995 to 1999. Since that time, Mr. Spencer has been a private investor, primarily in the medical device industry. Mr. Spencer currently serves on the Board of Directors of Northstar Neuroscience, Inc., a public company, as well as Anulex, Inc., CVRx, Inc. and Optobionics Corporation, all privately held companies.

Class III Directors Not Standing for Election this Year whose Terms Expire in 2008

Douglas W. Kohrs has served as one of our directors since June 2005. Mr. Kohrs was a member of the board of managers of ev3 LLC from March 2005 through the date of the merger of ev3 LLC with and into ev3 on June 21, 2005. Mr. Kohrs serves as President and Chief Executive Officer of Tornier B.V., a global orthopedic company and majority-owned subsidiary of Warburg Pincus, a position he has held since July 2006. Mr. Kohrs served as Chief Executive Officer of American Medical Systems Holdings, Inc. from April 1999 until January 2005. He served on the Board of Directors of American Medical Systems Holdings from 1999 to May 2006, and served as Chairman of the Board from March 2004 to May 2006. Mr. Kohrs currently serves as a director of Kyphon Inc., a publicly held company, as well as Disc Dynamics Inc., Pioneer Surgical Technologies and AxioMed Spine Corporation and Tornier B.V., all privately held companies.

Elizabeth H. Weatherman has served as one of our directors since June 2005. Ms. Weatherman was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 on June 21, 2005. Ms. Weatherman is a Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus’ health care group in 1988 and is currently responsible for the firm’s medical device investment activities. Ms. Weatherman currently serves on the Board of Directors of American Medical Systems Holdings, Inc. and Kyphon Inc., both publicly held companies, as well as of Bacchus Vascular, Inc. and Tornier B.V., both privately held companies.

Class I Directors Not Standing for Election this Year whose Terms Expire in 2009

James M. Corbett is a director of our company and has served as our President and Chief Executive Officer since January 2004 and was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 Inc. on June 21, 2005. From October 2003 to January 2004, Mr. Corbett served as the President and Chief Operating Officer of ev3 LLC. From January 2002 to October 2003, Mr. Corbett served as our Executive Vice President and President International. Mr. Corbett served as Chairman of the Board of Micro Therapeutics, Inc. from January 2002 to January 2006 and as its Acting President and Chief Executive Officer from April 2002 through October 2002. From February 2001 to January 2002, Mr. Corbett worked as an independent medical device consultant. From January 1999 to February 2001, Mr. Corbett was President and Chief Executive Officer of Home Diagnostics, Inc., a medical device company. Prior to that, he served as Senior Vice President and then President for International of Boston Scientific Corporation, which followed his tenure as Vice President of International at SCIMED Life Systems, Inc.

Daniel J. Levangie has served as one of our directors since February 23, 2007. Mr. Levangie has served as the President, Surgical Products Division, and as an Executive Vice President and member of the Board of Directors of Cytyc Corporation, a leading provider of surgical and diagnostic products targeting women’s health and cancer, since July 2006. In addition to his current position, Mr. Levangie has held several positions with Cytyc Corporation, including Executive Vice President & Chief Operating Officer from July 2000 to June 2002, Chief Executive Officer and President of Cytyc Health Corporation from July 2002 to December 2003 and Executive Vice President and Chief Commercial Officer from January 2004 to June 2006. Mr. Levangie has been with Cytyc Corporation since 1992. Mr. Levangie is a member of the board of directors of Dune Medical Devices Ltd., a privately owned medical device company engaged in the development and commercialization of devices for real time tissue characterization.

Thomas E. Timbie has served as one of our directors since June 2005. Mr. Timbie served as a Vice President of ev3 from April 2005 until June 2005 and as ev3’s Interim Chief Financial Officer from January 2005 until April 2005. Mr. Timbie was a member of the board of managers of ev3 LLC from March 2004. Since 2000, Mr. Timbie has been the President of Timbie & Company, LLC, a financial consulting firm that he founded. During 2000, Mr. Timbie was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical device market. Mr. Timbie currently serves on the Board of Directors of American Medical Systems Holdings, Inc. and Wright Medical Group, Inc., both publicly held companies.

CORPORATE GOVERNANCE

Our Executive Officers

Our executive officers, their ages and positions held, as of March 23, 2007, are as follows:

Name	Age	Position
James M. Corbett	48	President and Chief Executive Officer
Stacy Enxing Seng	42	President, Cardio Peripheral Division
Pascal E.R. Girin	47	President, International
Matthew Jenusaitis	45	President, Neurovascular Division
Kevin M. Klemz	45	Vice President, Secretary and Chief Legal Officer
Gregory Morrison	43	Vice President, Human Resources
Michael D.Ritchey	50	Vice President, Corporate Marketing
Patrick D.Spangler	51	Chief Financial Officer and Treasurer

Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our executive officers.

Information regarding the business experience of our executive officers is set forth below.

James M. Corbett is a director of our company and has served as our President and Chief Executive Officer since January 2004 and was a member of the board of managers of ev3 LLC from August 2003 through the date of the merger of ev3 LLC with and into ev3 Inc. on June 21, 2005. From October 2003 to January 2004, Mr. Corbett served as the President and Chief Operating Officer of ev3 LLC. From January 2002 to October 2003, Mr. Corbett served as our Executive Vice President and President International. Mr. Corbett served as chairman of the board of directors of Micro Therapeutics, Inc. from January 2002 to January 2006 and as its Acting President and Chief Executive Officer from April 2002 through October 2002. From February 2001 to January 2002, Mr. Corbett worked as an independent medical device consultant. From January 1999 to February 2001, Mr. Corbett was President and Chief Executive Officer of Home Diagnostics, Inc., a medical device company. Prior to that, he served as Senior Vice President and then President for International of Boston Scientific Corporation, which followed his tenure as Vice President of International at SCIMED Life Systems, Inc. Mr. Corbett has a Bachelor of Science in Business Administration from Kansas University.

Stacy Enxing Seng has served as our President, Cardio Peripheral Division since March 2005 and previously served as our Vice President, Marketing and New Business Development. Ms. Enxing Seng has served in various positions since April 2001. From March 1999 to April 2001, she served as Vice President of Marketing for the cardiology division at Boston Scientific/SCIMED. Ms. Enxing Seng has a Bachelor of Arts in Public Policy from Michigan State University and a Master of Business Administration from Harvard University.

Pascal E.R. Girin has served as our President, International since July 2005 and previously served as our General Manager, Europe from September 2003 to July 2005. From September 1998 to August 2003, Mr. Girin served in various capacities at BioScience Europe Baxter Healthcare Corporation, most recently as Vice President. Mr. Girin received an Engineering Education at the French Ecole des Mines.

Matthew Jenusaitis has served as our President, Neurovascular Division since April 2006. Prior to joining ev3, Mr. Jenusaitis has been in the medical device industry for over 20 years, including positions at Baxter Healthcare Corporation, SCIMED Life Systems, Inc. and Boston Scientific Corporation. From July 2003 to August 2005, Mr. Jenusaitis served as President of Boston Scientific’s Peripheral Interventions business. Mr. Jenusaitis has a Bachelor of Science in Chemical Engineering from Cornell University, a Master of Biochemical Engineering from Arizona State University and a Master of Business Administration from the University of California, Irvine.

Kevin M. Klemz has served as our Vice President, Secretary and Chief Legal Officer since January 2007. Prior to joining ev3, Mr. Klemz was a partner in the law firm Oppenheimer Wolff & Donnelly LLP where he was a corporate lawyer for over 20 years.  Mr. Klemz has a Bachelor of Arts in Business Administration from Hamline University and a Juris Doctorate from William Mitchell College of Law.

Gregory Morrison has served as our Vice President, Human Resources since March 2002. From March 1999 to February 2002, Mr. Morrison served as Vice President of Organizational Effectiveness for Thomson Legal & Regulatory, a division of The Thomson Corporation that provides integrated information solutions to legal, tax, accounting, intellectual property, compliance, business and government professionals. Mr. Morrison has a Bachelor of Arts in English and Communications from North Adams State College and a Master of Arts in Corporate Communications from Fairfield University.

Michael D. Ritchey has served as our Vice President, Corporate Marketing since December 2006. Prior to joining ev3, Mr. Ritchey served as Senior Vice President of Fleishman Hillard Inc., an international public relations firm, a position he had held since November 2005. From November 2003 to July 2005, Mr. Ritchey served as Senior Vice President of LehmanMillet, a healthcare focused advertising and marketing communications agency. From April 1999 to November 2003, Mr. Ritchey was Chief Marketing Officer for FischerHealth, a healthcare communications firm and division of Porter Novelli. Mr. Ritchey has a Bachelor of Arts in Media Management from California State University, Northridge and a Master of Business Administration in Marketing from the University of Southern California.

Patrick D. Spangler has served as our Chief Financial Officer and Treasurer since April 2005. From June 1997 to January 2005, Mr. Spangler served as the Executive Vice President, Chief Financial Officer and Assistant Secretary for Empi, Inc., a company specializing in rehabilitative medical devices. From January 2005 until March 2005, Mr. Spangler served as a consultant to Empi, Inc. Mr. Spangler has a Bachelor of Science in Accounting from the University of Minnesota, a Master of Business Administration from University of Chicago and a Master of Business Taxation from the University of Minnesota.

Director Independence

Because Warburg Pincus owns more than 50% of the voting power of our common stock, we are considered a “controlled company” for the purposes of the NASDAQ listing requirements, and we qualify for, and rely on, the “controlled company” exception to the board of directors and committee composition requirements under the Marketplace Rules of the NASDAQ Stock Market. Pursuant to this exception, we are exempt from the rules that require our board of directors to be comprised of a majority of “independent directors.”

The board of directors has affirmatively determined that three of our eight current directors—Messrs. Bakewell, Emmitt and Levangie—are “independent directors” and our former director that served until April 5, 2006, Haywood D. Cochrane, was an “independent director” under the Marketplace Rules of the NASDAQ Stock Market. The Marketplace Rules of the NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent. Under these rules, an independent director is a person other than an officer or employee of the company or any parent or subsidiary. In addition, a director who is, or during the past three years was, employed by the company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that each of Messrs. Bakewell, Emmitt and Levangie is an “independent director” and Mr. Cochrane prior to his resignation was an “independent director,” the board of directors reviewed and discussed information provided by these individuals and by us with regard to each of their business and personal activities as they may relate to us and our management.

Board of Directors and Committees of the Board

Our board of directors met 12 times and took action by written consent six times during 2006. At five of these meetings, the board met in executive session without the presence of any of our executive officers. All of our directors attended 75% or more of the aggregate meetings of the board of directors and all committees on which they served during 2006.

Our board of directors has a standing audit committee and compensation committee, each of which has the composition and responsibilities described below. Our board of directors may from time to time establish other committees to facilitate the management of our company and may change the composition and the responsibilities of our existing committees.

Because we are considered a “controlled company” for the purposes of the NASDAQ listing requirements, and we qualify for, and rely on, the “controlled company” exception to the board of directors and committee composition requirements under the rules of NASDAQ, we are exempt from the rules that require our board of directors nominations to be either selected, or recommended for the board’s selection, either by a nominating committee comprised solely of independent directors or by a majority of the independent directors and the rules that require the compensation of our chief executive officer and other executive officers to be determined, or recommended to the board of directors for determination, either by a compensation committee comprised solely of independent directors or by a majority of the independent directors. We do not have a standing nominating committee or committee performing similar functions. Because of our “controlled company” status and the rights of the Warburg Pincus Entities and Vertical Funds to elect two of our directors, we do not believe it is necessary to have a separate nominating committee. Our entire board of directors nominates directors. In so doing, our board follows the process described below under the heading “—Corporate Governance—Director Nominations Process.”

The “controlled company” exception does not, however, modify the independence requirements for audit committees, and we currently comply with the requirements of the Sarbanes Oxley Act of 2002 and NASDAQ rules, which require that our audit committee be comprised of at least three independent directors.

Audit Committee

Responsibilities.   Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. Our audit committee:

•       assists our board of directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;

•       assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such independent registered public accounting firm;

•       provides a medium for consideration of matters relating to any audit issues; and

•       prepares the audit committee report that the Securities and Exchange Commission, or SEC, rules require be included in our annual proxy statement or annual report on Form 10-K.

Our audit committee operates under a written charter adopted by our board of directors, which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.ev3.net. A printed copy of such charter is also available to any stockholder upon request to our Corporate Secretary at ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442 or by telephone at (763) 398-7000. The audit committee reviews and evaluates, at least annually, the performance of the audit committee and its members, including compliance of the audit committee with its charter.

Composition.   The current members of our audit committee are Messrs. Bakewell, Emmitt and Levangie. Mr. Bakewell is the chair of our audit committee. Prior to Mr. Bakewell’s election as a director and as a member of our audit committee in April 2006, our former director, Mr. Cochrane, served as a member and chair of our audit committee. In addition, prior to his resignation from the audit committee in August 2006, Mr. Kohrs also served as a member of our audit committee.

Each current member of our audit committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Marketplace Rules of the NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Marketplace Rules of the NASDAQ Stock Market. In addition, our board of directors has determined that Mr. Bakewell qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Marketplace Rules of the NASDAQ Stock Market as a result of his experience as a chief financial officer of several public companies. Other members of our audit committee who have served as chief executive officers or chief financial officers of public companies or have similar experience or understanding with respect to certain accounting and auditing matters may also be considered audit committee financial experts. These designations related to our audit committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of our audit committee or of our board of directors.

Meetings and Other Information.   The audit committee met 13 times during 2006. At five of these meetings, the audit committee met in private session with our independent registered public accounting firm. Additional information regarding our audit committee and our independent registered public accounting firm is disclosed under the “—Audit Committee Report” and “Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm” sections of this proxy statement.

Audit Committee Report

This report is furnished by the audit committee of our board of directors with respect to our financial statements for the year ended December 31, 2006.

One of the purposes of our audit committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2006 with our management. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. Our audit committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61,  Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for our fiscal year ended December 31, 2006. Our audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as in effect for our fiscal year ended December 31, 2006. The audit committee has discussed with Ernst & Young LLP its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

Based on the review and discussions of the audit committee described above, in reliance on the unqualified opinion of Ernst & Young LLP regarding our audited financial statements, and subject to the limitations on the role and responsibilities of the audit committee described above and in the audit committee’s charter (a copy of which is attached as Appendix A), the audit committee recommended to our board of directors that our audited financial statements for the fiscal year ended December 31, 2006 be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

This report is dated as of April 16, 2007.

Audit Committee

John K. Bakewell, Chair

Daniel J. Levangie

Richard B. Emmitt

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee

Responsibilities.   Our compensation committee discharges our board’s responsibilities relating to compensation of our directors, officers and certain other executives and our overall compensation and benefits structure. Our compensation committee:

•       reviews and approves goals and objectives relevant to our chief executive officer and executive officer compensation and evaluates our chief executive officer and other executive officers’ performance in light of those goals and objectives;

•       reviews and makes recommendations to our board regarding any and all compensation, for our chief executive officer and other executive officers;

•       reviews and makes recommendations to our board concerning the adoption of and any amendment to our compensation plans for all directors, officers and other senior executives, including incentive compensation plans and equity-based plans, and performs the administrative functions of such plans;

•       reviews and discusses with management the “Compensation Discussion and Analysis” section and based on such review and discussions makes a recommendation to our board as to whether the “Compensation Discussion and Analysis” section should be included in our annual report on Form 10-K and annual meeting proxy statement in accordance with applicable rules and regulations of the SEC and any other applicable regulatory bodies; and

•       reviews and makes recommendations to our board concerning compensation for non-employee members of our board, including but not limited to retainers, meeting fees, committee fees, committee chair fees, equity compensation, benefits and perquisites.

Our compensation committee operates under a written charter adopted by our board of directors, which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.ev3.net. A printed copy of such charter is available to any stockholder upon request to our Corporate Secretary at ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442 or by telephone at (763) 398-7000. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

Composition.   The current members of our compensation committee are Mr. Emmitt, Mr. Kohrs and Ms. Weatherman. Mr. Kohrs is the chair of our compensation committee. Of the three members of our compensation committee, only Mr. Emmitt is an “independent director” under the Marketplace Rules of the NASDAQ Stock Market. As mentioned above, as a “controlled company” under the NASDAQ listing requirements, we are permitted, and have elected, to opt out of the NASDAQ listing requirements that would otherwise require our compensation committee to be comprised entirely of independent directors.

Processes and Procedures for Consideration and Determination of Executive Compensation.   As described in more detail above under the heading “—Responsibilities,” our board has delegated to our compensation committee the responsibility, among other things, to recommend to our board any and all compensation payable to our executive officers, including annual salaries, incentive compensation, long-term incentive compensation and any special or supplemental benefits or perquisites, and to administer our equity and incentive compensation plans applicable to our executive officers. Decisions regarding executive compensation made by our compensation committee are not considered final and are subject to final review and approval by our entire board. Under the terms of its formal written charter, the compensation committee has the power and authority, to the extent permitted by our bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee; provided, however, that any actions taken pursuant to any such delegation will be reported to the compensation committee at its next meeting. In 2006, the compensation committee delegated its duties and responsibilities under the ev3 Inc. Executive Performance Incentive Plan to determine the first three quarterly bonus payouts to our executive officers to the chair of our compensation committee. The compensation committee has not to date delegated any other duties and responsibilities to the chair or any other members of the compensation committee.

Our President and Chief Executive Officer, with the assistance of our Vice President, Human Resources, assists the compensation committee in gathering compensation related data regarding our executive officers and making recommendations to the compensation committee regarding the form and amount of compensation to be paid to each executive officer. In making final recommendations to the board regarding compensation to be paid to our executive officers, the compensation committee considers the recommendations of our President and Chief Executive Officer, but also considers other factors, such as its own views as to the form and amount of compensation to be paid, the input of compensation consultants, the achievement by the company of pre-established performance objectives and the achievement by the individual officers of pre-established individual goals, the general performance of the company and the individual officers, the performance of the company’s stock price and other factors that may be relevant.

Historically, our senior management has engaged a compensation consultant on behalf of our company to gather competitive executive compensation data to assist the compensation committee in determining executive compensation. To assist in this process for 2006 compensation, in late 2005 our management retained an independent compensation consultant to benchmark the compensation of our named executive officers and certain other executive officers against the compensation offered by comparable companies. In late 2006, the compensation committee engaged a compensation consultant to benchmark the compensation of our President and Chief Executive Officer, our Chief Financial Officer and our two division presidents.

Final deliberations and decisions by our compensation committee regarding its recommendations to our board of the form and amount of compensation to be paid to our executive officers, including our President and Chief Executive Officer, are made by the compensation committee, without the presence of the President and Chief Executive Officer or any other executive officer of our company. In making final decisions regarding compensation to be paid to our executive officers, the board gives considerable weight to the recommendations of our compensation committee.

Processes and Procedures for Consideration and Determination of Director Compensation.   As described in more detail above under the heading “—Responsibilities,” our board has delegated to our compensation committee the responsibility, among other things, to review and make recommendations to our board concerning compensation for non-employee members of our board, including but not limited to retainers, meeting fees, committee fees, committee chair fees, equity compensation, benefits and perquisites. Decisions regarding director compensation made by our compensation committee are not considered final and are subject to final review and approval by our entire board. Under the terms of its formal written charter, the compensation committee has the power and authority, to the extent permitted by our bylaws and applicable law, to delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee; provided, however, that any actions taken pursuant to any such delegation will be reported to the compensation committee at its next meeting. The compensation committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole to the chair or any other members of the compensation committee.

Our President and Chief Executive Officer, with the assistance of our Vice President, Human Resources, assists the compensation committee in gathering compensation related data regarding director compensation. In making final recommendations to the board regarding compensation to be paid to our non-employee directors, the compensation committee considers general market information regarding director compensation and other factors that may be relevant.

In making final decisions regarding compensation to be paid to our executive officers, the board gives considerable weight to the recommendations of our compensation committee.

Meetings and Other Information.   Our compensation committee met eight times and took action by written consent four times during 2006. Additional information regarding our compensation committee is disclosed under the “—Compensation Committee Report” and “Compensation Discussion and Analysis” sections of this proxy statement.

Director Nominations Process

In selecting nominees for our board of directors, our board first determines whether the incumbent directors whose terms expire at the meeting are qualified to serve, and wish to continue to serve, on the board. Our board believes that our company and stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our corporate affairs that they have accumulated during their tenure with the company. Appropriate continuity of board membership also contributes to our board’s ability to work as a collective body. Accordingly, it is the practice of our board, in general, to re-nominate an incumbent director whose term expires at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with our board, the director continues to satisfy our board’s criteria for membership on the board, our board believes the director continues to make important contributions to the board, and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to our board, our board first solicits recommendations for nominees from persons whom the board believes are likely to be familiar with candidates having the qualifications, skills and characteristics required for board nominees from time to time. Such persons may include members of our board and our senior management. In addition, our board may engage a search firm to assist it in identifying and evaluating qualified candidates. Our board engaged Bowman & Associates, a third-party executive search firm, to assist in identifying and evaluating potential board candidates, including Mr. Levangie.

Our board reviews and evaluates each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for board membership established by the board, the existing composition of the board, and other factors that it deems relevant. In conducting its review and evaluation, our board may solicit the views of our management, our board members, and any other individuals it believes may have insight into a candidate. Our board may designate one or more of its members and/or other board members to interview any proposed candidate.

Our board will consider recommendations for the nomination of directors submitted by our stockholders. For more information, see the information set forth under the heading “Other Matters — Stockholder Proposals for 2008 Annual Meeting.”  Our board will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for our board to recommend the candidate to the board. Our board believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of our company and the board. However, in evaluating candidates, there are a number of criteria that our board generally views as relevant and is likely to consider. Some of these factors include:

•       whether the candidate is an “independent director” under the Marketplace Rules of the NASDAQ Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the SEC;

•       whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee under the Marketplace Rules of the NASDAQ Stock Market; whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC;

•       the needs of our company with respect to the particular talents and experience of our directors;

•       the personal and professional integrity and reputation of the candidate;

•       the candidate’s level of education and business experience;

•       the candidate’s broad-based business acumen;

•       the candidate’s level of understanding of our business and its industry;

•       the candidate’s ability and willingness to devote adequate time to work of our  board and its committees;

•       the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our company;

•       whether the candidate possesses strategic thinking and a willingness to share ideas;

•       the candidate’s diversity of experiences, expertise and background; and

•       the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found on the Investor Relations—Corporate Governance section of our corporate website at www.ev3.net. A printed copy of these Corporate Governance Guidelines is available to any stockholder upon request to our Corporate Secretary at ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442 or by telephone at (763) 398-7000. Among the topics addressed in our Corporate Governance Guidelines are:

•       Board size, composition and qualifications;

•       Selection of directors;

•       Board leadership;

•       Board committees;

•       Board and committee meetings;

•       Executive sessions of outside directors;

•       Meeting attendance by directors and non-directors;

•       Appropriate information and access;

•       Ability to retain advisors;

•       Conflicts of interest;

•       Board interaction with corporate constituencies;

•       Change of principal occupation and board memberships;

•       Retirement and term limits;

•       Board compensation;

•       Stock ownership by directors and executive officers;

•       Loans to directors and executive officers;

•       CEO evaluation;

•       Board evaluation;

•       Director continuing education;

•       Succession planning; and

•       Communication with directors.

Code of Conduct and Ethics

Our Code of Business Conduct applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and meets the requirements of the SEC. We also have a Code of Ethics for Senior Executive and Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Presidents, and any other senior executive or financial officers performing similar functions and so designated from time to time by the Chief Executive Officer. A copy of our Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers is available on the Investor Relations—Corporate Governance section of our corporate website at www.ev3.net. We intend to disclose any amendments to and any waivers from a provision of our Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers on a current report on Form 8-K filed with the SEC.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of our board of directors that directors standing for re-election should attend our annual meeting of stockholders, if their schedules permit. Three of our seven then current directors attended our annual meeting of stockholders in May 2006.

Process Regarding Stockholder Communications with Board of Directors

Stockholders may communicate with our board of directors or any one particular director by sending correspondence, addressed to our Corporate Secretary, ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442, with an instruction to forward the communication to our board or one or more particular directors. Our Corporate Secretary will promptly forward all such stockholder communications to our board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

DIRECTOR COMPENSATION

Summary of Cash and Other Compensation

The following table provides summary information concerning the compensation of each individual who served as a director of our company during the year ended December 31, 2006, other than James M. Corbett, our President and Executive Officer, whose compensation is set forth under the heading “Executive Compensation.”

DIRECTOR COMPENSATION—2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)(4)	Total ($)
John K. Bakewell(5)	$30,500	$48,029	$—	$78,529
Haywood D. Cochrane(6)	8,500	48,715	—	57,215
Richard B. Emmitt	—	2,762	—	2,762
Douglas W. Kohrs	34,000	76,375	—	110,375
Dale A. Spencer(7)	—	133,730	309,000	442,730
Thomas E. Timbie	24,000	191,638	—	215,638
Elizabeth H. Weatherman	—	2,762	—	2,762

(1)          Reflects the dollar amount recognized for each director for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123R, without taking into account forfeiture rates. We refer you to note 2 to our consolidated financial statements for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in calculating the dollar amount recognized for each director for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123R. The following table provides additional information regarding the dollar amount recognized during the fiscal year ended December 31, 2006, without taking into account forfeiture rates, for each option award held by each director:

Name	Grant Date	Number of Securities Underlying Options Granted (#)	Amount Recognized in Financial Statements in 2006 ($)
John K. Bakewell	2006	30,000	48,029
Haywood D. Cochrane	2005	31,666	48,715
Richard B. Emmitt	2005	1,905	2,098
	2004	1,905	664
Douglas W. Kohrs	2006	20,000	23,705
	2005	25,833	52,670
Dale A. Spencer	2005	66,905	127,667
	2004	1,905	667
	2002	53,101	5,396
Thomas E. Timbie	2006	20,000	23,457
	2005	91,666	168,176
	2004	16,666	5
Elizabeth H. Weatherman	2005	1,905	2,098
	2004	1,905	664

(2)          The following table provides information regarding each stock option grant to each director during the fiscal year ended December 31, 2006:

	Grant	Number of Securities Underlying Options		Exercise Price	Expiration	Grant Date Fair Value of Option Awards
Name	Date	Granted (#)(a)		($/Share)	Date	($)(b)
John K. Bakewell	04/05/2006	10,833	(c)	$17.71	04/05/2016	$86,339
	04/05/2006	5,833	(c)	17.71	04/05/2016	46,489
	06/12/2006	13,334	(d)	13.84	06/12/2016	83,049
Haywood D. Cochrane	—	—		—	—	—
Richard B. Emmitt	—	—		—	—	—
Douglas W. Kohrs	05/09/2006	1,666	(e)	14.93	05/09/2016	11,194
	05/09/2006	833	(e)	14.93	05/09/2016	5,597
	06/12/2006	17,501	(d)	13.84	06/12/2016	109,003
Dale A. Spencer	—	—		—	—	—
Thomas E. Timbie	05/09/2006	1,666	(e)	14.93	05/09/2016	11,194
	06/12/2006	18,334	(d)	13.84	06/12/2016	114,191
Elizabeth H. Weatherman	—	—		—	—	—

(a)          Represents options granted under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan, the material terms of which are described in more detail below under the heading “Executive Compensation—ev3 Inc. Amended and Restated 2005 Incentive Stock Plan.”

(b)         We refer you to note 2 to our consolidated financial statements for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in calculating the grant date fair value of option awards.

(c)          This option vests with respect to 25% of the underlying shares of our common stock on each of the following dates, so long as the individual remains a director of our company as of such dates:  April 5, 2006, April 5, 2007, April 5, 2008 and April 5, 2009.

(d)         This option vests with respect to 25% of the underlying shares of our common stock on each of the following dates, so long as the individual remains a director of our company as of such dates:  June 12, 2006, June 12, 2007, June 12, 2008 and June 12, 2009.

(e)          This option vests with respect to 25% of the underlying shares of our common stock on each of the following dates, so long as the individual remains a director of our company as of such dates:  May 9, 2006, May 9, 2007, May 9, 2008 and May 9, 2009.

(3)          The following table provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at December 31, 2006 and held by each of the directors listed in the above table:

Name	Aggregate Number of Securities Underlying Options	Exercisable/ Unexercisable	Range of Exercise Price(s)	Range of Expiration Date(s)
John K. Bakewell	30,000	7,499/22,501	$13.84 - $17.71	04/05/2016 - 06/12/2016
Haywood D. Cochrane	—	—	—	—
Richard B. Emmitt	15,240	13,810/1,430	6.47 - 12.28	07/26/2011 - 05/26/2015
Douglas W. Kohrs	45,833	17,916/27,917	8.82 - 14.93	03/01/2015 - 06/12/2016
Dale A. Spencer	139,094	105,164/33,930	3.54 - 13.41	05/31/2011 - 07/12/2015
Thomas E. Timbie	166,664	101,316/65,348	8.82 - 14.93	03/09/2014 - 06/12/2016
Elizabeth H. Weatherman	15,240	13,810/1,430	6.47 - 12.28	07/26/2011 - 05/26/2015

(4)          We do not generally provide perquisites and other personal benefits to our directors and thus any perquisites or personal benefits actually provided to any director are less than $10,000 in the aggregate.

(5)          Mr. Bakewell became a director effective April 5, 2006.

(6)          Mr. Cochrane resigned as a director effective April 5, 2006.

(7)          Includes amounts paid to Mr. Spencer pursuant to a consulting agreement as described in more detail below.

Annual Cash Retainers, Meeting Fees and Reimbursement of Expenses

We pay each of our directors who are not our employees or consultants or who are not employees of Warburg Pincus or The Vertical Group (collectively referred to as our “outside directors”) an annual cash retainer and an additional cash retainer if they serve as chair of our audit committee or compensation committee. Our current outside directors include John K. Bakewell, Douglas W. Kohrs, Daniel J. Levangie and Thomas E. Timbie and exclude James M. Corbett, Richard B. Emmitt, Dale A. Spencer and Elizabeth H. Weatherman. Haywood D. Cochrane served as an outside director until his resignation on April 5, 2006. We pay each of our outside directors an annual cash retainer of $24,000, paid on a quarterly basis. In addition, we pay the chair of our audit committee an additional annual retainer of $20,000 and the chair of our compensation committee an additional annual retainer of $10,000, paid on a quarterly basis. The chair of our audit committee is currently Mr. Bakewell and the chair of our compensation committee is currently Mr. Kohrs. These additional annual payments to the chairs of our audit committee and compensation committee were approved by our board of directors, upon recommendation by our compensation committee, on June 12, 2006. Prior to June 12, 2006, all members of our board committees received an annual payment of $10,000, in addition to the $24,000 annual cash retainer. We do not pay our outside directors separate fees for attending board and committee meetings.

We do not pay any cash compensation to our other directors who are not outside directors for serving on our board of directors or any of our board committees. We do, however, reimburse each member of our board of directors, including directors who are not outside directors, for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Stock Options

Under our current policy regarding equity-based compensation for directors, which was approved by our board of directors on December 6, 2006, we grant options to purchase shares of our common stock to all of our directors, except James M. Corbett, effective as of the date of the director’s first appointment or election to the board and on an annual basis thereafter. We refer to these directors as our “non-employee directors.”  Each non-employee director receives an initial grant of an option, effective as of the date of the director’s first appointment or election to the board, to purchase no less than 30,000, but no more than 50,000 shares of our common stock, with the exact number to be determined by our board at the time of the director’s first appointment or election to the board. On an annual basis, each non-employee director receives an option, effective as of the date of our annual meeting of stockholders, to purchase 20,000 shares of our common stock. All of these initial and annual options have a term of 10 years and vest immediately with respect to 25% of the shares purchasable thereunder and vest with respect to the remaining 75% annually over the next three years.

Prior to our current policy, our policy with respect to option grants to directors was to grant each outside director (all directors, excluding Messrs. Corbett, Emmitt and Spencer and Ms. Weatherman) an initial option to purchase 10,833 shares of our common stock upon an outside director’s first appointment or election to the board and an annual grant of an option to purchase 1,666 shares of our common stock in each year of service thereafter and to grant each outside director who will serve as the chair of a committee of our board of directors an additional initial option to purchase 5,833 shares of our common stock upon the director’s first appointment or election to the board and an annual grant of an option to purchase 833 shares of our common stock in each year of service thereafter.

We refer you to footnote 2 to the Director Compensation table above for a summary of all grants of options to purchase shares of our common stock to our directors, excluding Mr. Corbett, during the fiscal year ended December 31, 2006. We refer you to footnote 3 to the Director Compensation table above for a summary of all options to purchase shares of our common stock held by our directors, excluding Mr.

Corbett, as of December 31, 2006. Information regarding stock option grants to Mr. Corbett during the fiscal year ended December 31, 2006 is set forth under the heading “Executive Compensation—Grants of Plan-Based Awards” and information regarding all stock options held by Mr. Corbett as of December 31, 2006 is set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

Although Mr. Emmitt and Ms. Weatherman, to date, have not received any grants of options to purchase shares of our common stock in consideration of their services as directors of our company, such individuals, nonetheless, hold options to purchase shares of our common stock as a result of their service as directors of Micro Therapeutics, Inc., or MTI. As explained in more detail under the heading “Related Party Relationships and Transactions—MTI Transaction,” on January 6, 2006, we acquired the outstanding shares of MTI that we did not already own through a merger of Micro Investment, LLC, our wholly owned subsidiary, with and into MTI, with MTI continuing as the surviving corporation and a wholly owned subsidiary of our company. As a result of the merger, each share of common stock of MTI outstanding at the effective time of the merger was automatically converted into the right to receive 0.476289 of a share of our common stock and cash in lieu of any fractional share of our common stock and each outstanding option to purchase shares of MTI common stock was converted into an option to purchase shares of our common stock on the same terms and conditions (including vesting) as were applicable under such MTI option and the exercise price and number of shares for which each such option is (or will become) exercisable was adjusted based on the exchange ratio indicated above.

Consulting and Change in Control Agreements with Dale A. Spencer

We have entered into a consulting agreement with Dale A. Spencer, one of our directors, under which we have engaged Mr. Spencer as an independent consultant. Pursuant to the agreement, we have agreed to pay Mr. Spencer a fee of $23,750 per month, which fee is reduced by any cash fees paid to Mr. Spencer by any entities affiliated with us. In addition, we are required to pay Mr. Spencer an additional $2,000 per month to defray the costs of his insurance and disability coverage benefits. In 2006, we paid Mr. Spencer $309,000 in the aggregate.

The term of the consulting agreement with Mr. Spencer automatically renews for an additional one-year period on July 1 of each year, unless either party gives notice to the other party at least 30 days prior to the July 1 renewal date of the party’s desire not to extend the term of the agreement. The agreement will be terminated prior to the end of any renewal term in the event of Mr. Spencer’s death or disability and may be terminated by Mr. Spencer at any time and for any reason upon 30 days prior written notice and may be terminated by us at any time and for any reason upon written notice. If we terminate the agreement without “cause,” we must continue to pay Mr. Spencer his consulting fees for the remainder of the then current term. “Cause” is defined under the agreement to mean (1) any act of personal dishonesty taken by Mr. Spencer in connection with his responsibilities as a consultant and intended to result in substantial personal enrichment; (2) the conviction of a felony by Mr. Spencer; (3) gross misconduct by Mr. Spencer which is injurious to our company and (4) continued violations by Mr. Spencer of his obligations under the consulting agreement after prior written notice of such violations.

Under the agreement, we have agreed to indemnify Mr. Spencer to the fullest extent permitted by the Delaware General Corporation Law, for any liabilities, costs or expenses arising out of his association with our company, except to the extent that such liabilities, costs or expenses arise under or are related to his gross negligence or willful misconduct. The agreement also contains non-competition and non-solicitation covenants which restrict Mr. Spencer’s activities during the term of the agreement, as well as confidentiality provisions.

We have also entered into a change in control letter agreement with Mr. Spencer, which provides that in the event of a “change in control” of our company, all of Mr. Spencer’s then unvested, non-statutory stock options or other stock awards granted to him under our stock incentive plans as of the date of the change in control will be accelerated and become fully vested and immediately exercisable. The change in control agreement also provides that, in addition to any other indemnification obligations that we may have, if, following a change in control of our company, Mr. Spencer incurs damages, costs or expenses (including, without limitation, judgments, fines and reasonable attorneys’ fees) as a result of his service to our company or status as an independent consultant of our company, we will indemnify him to the fullest extent permitted by law, except to the extent that such damages, costs or expenses arose as a result of his gross negligence or willful misconduct.

The change in control agreement will continue in effect so long as Mr. Spencer remains as either a consultant or a director of our company or, if later, until our obligations to him arising under the agreement have been satisfied in full. The term “change in control” for purposes of Mr. Spencer’s agreement has the same meaning as in the change in control agreement for our other executive officers, which are described under the heading “Executive Compensation—Potential Payments Upon Termination or a Change in Control” contained elsewhere in this proxy statement. If a change in control of our company occurred on December 31, 2006, the automatic acceleration of Mr. Spencer’s stock options would be valued at $136,609, based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by Mr. Spencer as of December 31, 2006, which is based on the closing sale price of our common stock on December 29, 2006 ($17.23), the last trading day prior to December 31, 2006, as reported by the NASDAQ Global Select Market, and (ii) the exercise price of the options.

Indemnification Agreements

We have entered into agreements with our directors under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors. We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the compensation awarded to, earned by or paid to our President and Chief Executive Officer, our Chief Financial Officer and Treasurer and our other executive officers included in the Summary Compensation Table below. These individuals are referred to in this report as our “named executive officers.”  The discussion below focuses on the information contained in the tables and related footnotes and narrative primarily for 2006 under the heading “Executive Compensation” below, but also describes compensation actions taken during 2005 and 2007 to the extent it enhances the understanding of our executive compensation disclosure for 2006.

Objectives and Philosophy

Our executive compensation program is designed to:

•       attract and retain executives important to the success of our company and the creation of value for our stockholders;

•       motivate our executives to achieve company and individual performance objectives and create stockholder value; and

•       reward our executives for the achievement of company and individual performance objectives, the creation of stockholder value in the short and long term and their contributions, in general, to the success of our company.

In order to achieve these objectives, we have adopted compensation plans, and our compensation committee and board make compensation decisions, based on the following philosophy and principles:

•       As a growth company, we need to attract, retain and motivate executives and key employees with the capability to enable us to achieve significantly greater scale. We therefore benchmark our compensation against companies with whom we compete for market share and executive talent.

•       We target base compensation at the 50th to 75th percentile of companies in our peer group, with the opportunity to earn total compensation above the market median when the performance of our business exceeds our aggressive plan targets.

•       As a performance-driven company, we favor having a significant component of variable compensation tied to results and achievement over solely fixed compensation.

•       We will differentiate individual compensation among our executives based on scope and nature of responsibility, education and experience, job performance and potential.

•       In order to foster cooperation and communication among our executives and among their respective teams, the compensation committee and the board of directors places primary emphasis on company performance (rather than individual performance) as measured against goals approved by the compensation committee.

•       We seek to reward achievement of aggressive performance objectives that are aligned with the interests of our stockholders. Our incentive compensation programs are designed to provide increased earnings potential for our executives as aggressive performance targets are met or surpassed.

Compensation Committee

Only one member of our compensation committee is an “independent director” under the Marketplace Rules of the NASDAQ Stock Market. As a “controlled company” under the NASDAQ listing requirements, we are permitted, and have elected, to opt out of the NASDAQ listing requirements that would otherwise require our compensation committee to be comprised entirely of independent directors.

The primary task of our compensation committee in connection with the compensation of our executive officers is to recommend to our board the compensation payable to our executive officers and to administer the equity and incentive compensation plans applicable to our executive officers. After receiving and reviewing the recommendations of our compensation committee, our entire board makes final decisions concerning executive compensation, including awards under our equity and incentive compensation plans. Under a policy document recently adopted by the board, the board specifically has retained all authority to make equity awards to our directors and executive officers.

Our President and Chief Executive Officer, with the assistance of our Vice President, Human Resources, assists the compensation committee in gathering compensation related data regarding our executive officers and makes recommendations to the compensation committee regarding the form and amount of compensation to be paid to each executive officer (other than himself).

In making its final recommendations to the board regarding the form and amount of compensation to be paid to our executive officers, the compensation committee considers the recommendations of our President and Chief Executive Officer, but also considers other factors, such as its own views as to the form and amount of compensation to be paid and, in certain instances, the input of compensation consultants. Final deliberations and decisions by our compensation committee regarding its recommendations to our board concerning executive officer compensation, including compensation to be paid to our President and Chief Executive Officer, are made by the compensation committee, without the presence of the President and Chief Executive Officer or any other executive officer of our company. In making final decisions regarding compensation to be paid to our executive officers, the board gives considerable weight to the recommendations of our compensation committee.

Setting Executive Compensation

Based on the objectives described above, our compensation committee and board have structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals established by the company and reward the executives for achieving these goals. To assist in this process for 2006 compensation, in late 2005 our management retained Watson Wyatt Worldwide, an independent compensation consultant, to benchmark the compensation of our named executive officers and certain other executive officers against the compensation offered by comparable companies. For each of the named executive officers, Watson Wyatt provided comparative compensation data from six surveys as to base salary, short-term cash incentives and long-term incentives for companies in the 25th, 50th and 75th percentiles of the companies in each of the surveys. The surveys used included:

•       2005/2006 Watson Wyatt Top Management Survey—bio-medical equipment & supplies;

•       2005 Mercer Executive Compensation Survey—durable goods manufacturing;

•       2005 Medic Survey—companies with revenues > $500 million;

•       2005 Medic Survey—all companies;

•       2004 Radford Biotech Executive Survey—> 500 employees; and

•       2004 Radford Biotech Executive Survey.

In late 2006, our management engaged Mercer Human Resources Consulting as an independent compensation consultant to benchmark the compensation of our President and Chief Executive Officer, our Chief Financial Officer and our two division presidents, Stacy Enxing Seng and Matthew Jenusaitis, against the compensation offered by competitors. Mercer compared each of these executive’s pay packages to published survey data for companies with similar revenues in the biotechnology sector (including medical device manufacturers). For each position, Mercer used data collected from Presidio (2006 Biotech industry report), including data from a group of biotech companies, with average revenues of $179 to $181 million, and data from Top Five Data Services (2005 Report on Executive Compensation in the Biotech/Pharma industry), including data from a group of biotech or pharma companies, with average revenues of $200 million.

As part of its analysis, Mercer increased the compensation information in the reported data from 2005 by an annual factor of 4.3% and the compensation information in the reported data from 2006 by an annual factor of 3.9%, to reflect expected salary increases in the biotech/medical devices sector and to more accurately reflect pay levels as of October 1, 2006. Mercer also applied a premium of 15% to the reported data for the two division presidents to reflect additional responsibilities of these individuals compared with the duties typically associated with their positions.

The compensation surveys described above were provided to our compensation committee and board, which used data from these surveys to review and analyze compensation for the named executive officers and make adjustments as appropriate. While the compensation committee and board recognize that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to our company, the compensation committee and board nevertheless believe that gathering this information is an important part of its compensation-related decision-making process.

Executive Compensation Components

The principal elements of our executive compensation program for 2006 included:

•       base salary;

•       short-term cash incentive compensation;

•       long-term equity-based incentive compensation; and

•       executive benefits and perquisites.

In addition, our executive compensation program also includes certain change in control arrangements.

In determining the form of compensation to pay our named executive officers, the compensation committee views these elements of our executive compensation program as related but distinct. The compensation committee does not believe that significant compensation derived by an executive from one element of our compensation program should necessarily negate or result in a reduction in the amount of compensation the executive receives from other elements. At the same time, the compensation committee does not believe that minimal compensation derived from one element of compensation should necessarily result in an increase in the amount the executive should receive from one or more other elements of compensation.

Except as described below, the compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, the compensation committee’s philosophy is to make a greater percentage of an executive’s compensation performance-based, and therefore at risk, as the executive’s position and responsibility increases given the influence more senior level executives generally have on company performance. Thus, individuals with greater roles and responsibilities associated with achieving our company’s objectives should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if objectives are met or surpassed.

Base Salary

Generally.   We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year to support a reasonable standard of living.

We initially fix base salaries for our executives at a level we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. We also take into account the base compensation that is payable by companies in our peer group.

Salary Increases.   Our compensation committee targets the 50th to 75th percentile of the compensation survey data for the base salaries of the named executive officers. Adjustments to the base salary level may be made based on comparisons to the survey data and evaluation of the officer’s level of responsibility and experience as well as company-wide performance. Our compensation committee also considers each named executive officer’s experience and qualifications, individual performance and the impact of such performance on our results. In practice, at any point in time our salaries tend to be closer to the 50th percentile of the comparative data, because base salaries in compensation surveys tend to increase with company size and as we have experienced rapid growth we have not adjusted base salaries quickly enough to keep up with the our changing comparables.

The compensation committee reviews base salaries for our named executive officers toward the end of each year and generally approves any increases early the following year. Regardless of when the final decision regarding base salaries for a calendar year is made by the compensation committee, any increases in base salaries are effective as of January 1 of that year, often resulting in a retroactive payment to the executive shortly after the final decision is made.

Base salaries for the named executive officers for 2006 and 2007, and the percentage increases between periods, are as follows:

	2006	2007	Percentage Increase Between Periods
James M. Corbett	$380,000	$420,000	10.5%
Patrick D. Spangler	$258,750	$289,800	12.0%
Stacy Enxing Seng	$269,100	$298,644	11.0%
Pascal E.R. Girin	$363,741	$363,741	0.0%
Jeffrey J. Peters	$232,875	$248,190	6.6%

Analysis.   The increases in the base salaries for the named executive officers from 2006 to 2007 (other than Mr. Girin) each reflected a merit increase of 4% and an additional adjustment intended to bring the base salaries closer to market comparables. After these increases, the 2007 base salaries for Messrs. Corbett and Spangler and Ms. Enxing Seng are each below the 50th percentile of base salaries reflected in the Mercer survey data (the Mercer survey did not include comparative data for Messrs. Girin or Peters). Mr. Girin’s base salary, unlike the base salaries of the other named executive officers, includes an amount designated as an “expatriation bonus,” intended to compensate for the burdens and costs of the extensive travel requirements of his position, as well as a housing allowance intended to compensate for the higher cost of living in France, where Mr. Girin is based, compared to the United States. Mr. Girin’s base salary was not increased from 2006 to 2007 because the percentage of cash versus equity in his total compensation for 2006 was greater than that of the rest of the management team and somewhat inconsistent with our compensation philosophy. Thus, our compensation committee chose instead to increase the equity portion of his compensation for 2007.

Short-Term Incentive Compensation

Generally.   Under the terms of the ev3 Inc. Executive Performance Incentive Plan, our named executive officers, as well as other executives of our company, are eligible to earn quarterly cash bonus payments based on our financial performance. This plan is designed to provide a direct financial incentive to our executive officers for achievement of specific performance goals of our company.

Each of the named executive officers has a yearly incentive target under the performance incentive plan, expressed as a percentage of his or her base salary. The level of each incentive target is based on the individual’s level of responsibility within the company. The incentive targets of the named executive officers currently are as follows:  Mr. Corbett (50%); Mr. Spangler (45%); Ms. Enxing Seng (45%); Mr. Girin (45%); and Mr. Peters (40%).

Each executive’s bonus payment under the plan for a particular quarter is determined by multiplying the executive’s target bonus amount (the executive’s incentive target times his or her base salary) for the quarter by a percentage determined based on the achievement of corporate financial goals. The performance of each of our business units is measured separately (U.S. cardio peripheral, U.S. neurovascular and International), and a different percentage can be determined for executives in our various business units. In addition, in some cases, the executive will receive an additional bonus amount based on individual performance. For each executive, 20% of the annual target bonus amount is eligible to be paid for each of the first three quarters, while 40% of the annual target bonus amount is eligible to be paid for the fourth quarter. Because short-term incentive compensation is a significant component of our compensation program, we have decided to set goals and make bonus payouts on a quarterly rather than annual basis.

The bonus payout percentage for each quarter is primarily based on the achievement of corporate performance goals. Before the start of each year, our President and Chief Executive Officer recommends to the compensation committee corporate performance goals for the year, broken down by quarter, and the bonus payout percentages that will result from the various levels of achievement of these performance goals. These goals are established at levels that are achievable, but require better than expected corporate performance. The compensation committee then makes its recommendation to the board of directors concerning these performance goals. The board of directors then makes the final decision concerning the corporate performance goals under the plan.

Bonus payouts under the performance plan are determined on a quarterly basis. As soon as practicable after the appropriate financial and other data have been compiled after the end of each quarter, the President and Chief Executive Officer determines the bonus payout percentage for the quarter for the company overall and a separate bonus payout percentage for each of our business units. He then makes further adjustments to certain individual bonuses, based on individual performance for the quarter. He recommends these bonus payouts to the compensation committee, which then makes its recommendation to the board of directors. The board of directors then makes the final decision concerning bonus payouts under the plan. As permitted by the charter of our compensation committee, during 2006 the compensation committee delegated its duties and responsibilities under the performance incentive plan to determine the first three quarterly bonus payouts for our named executive officers to the chair of our compensation committee, Mr. Kohrs, although the final payout decisions were made by our full board.

Corporate Performance Goals.   The primary factor in determining the bonus payout percentages under the incentive plan during 2006 and 2007 was net sales. For 2006, the bonus payout percentage for each quarter was primarily determined based on the level of net sales for that quarter as compared with a target amount. The payout percentage was then decreased based on a formula if operating expenses for the quarter exceeded a target amount and was further increased or decreased based on the gross margin as a percent of sales for the quarter as compared with a target margin level. For the fourth quarter, the bonus payout percentage was eligible to be further increased if we achieved a target determined based on EBITDA, excluding stock-based compensation.

For 2007, the quarterly bonus payout percentage will once again be based primarily on the level of net sales for the quarter compared with a target amount (although the targets have been increased from 2006). The bonus payout percentage for each quarter will then be increased or decreased based on the gross margin as a percent of sales and controllable operating expenses as a percent of sales, in each case as compared with a target percentage. For the fourth quarter of 2007, the bonus payout percentage will be eligible to be further increased if we achieve certain working capital management goals for the year and achieve a target determined based on EBITDA, excluding stock-based compensation for the year.

Our bonus payout percentages during 2006 by quarter and for the full year were as follows:

Unit	Q1	Q2	Q3	Q4	Year
U.S. cardio peripheral	86.9%	125.7%	75.0%	65.2%	83.6%
U.S. neurovascular	86.9%	137.5%	108.5%	77.6%	97.6%
International	86.9%	125.0%	91.2%	71.7%	89.3%
Corporate	86.9%	130.3%	92.2%	73.8%	91.4%

Whether we will achieve the corporate performance goals set forth above for 2007 cannot be predicted. However, we have attempted to establish goals that require superior performance to achieve but are, nevertheless, achievable.

Award Payouts.   Award payments made to our named executive officers under the performance incentive plan for 2006 were as follows:

	$ Amount	% Target
James M. Corbett	$173,402	91%
Patrick D. Spangler	$109,882	94%
Stacy Enxing Seng	$100,686	83%
Pascal E.R. Girin	$135,451	83%
Jeffrey J. Peters	$88,468	95%

Analysis.   The bonus payouts made to Messrs. Corbett, Spangler and Peters for 2006 were largely based on overall corporate performance for the year, since each have responsibilities across all of our business units. The bonuses for Messrs. Spangler and Peters also reflect an additional amount for individual performance. Ms. Enxing Seng’s bonus payout was primarily based on the performance of our

U.S. cardio peripheral business unit, which she heads, as well as an additional amount for individual performance. Mr. Girin’s bonus payout was primarily based on the performance of our international business unit, which he heads, as well as an additional amount for individual performance.

Long-Term Incentive Compensation.

Generally.   Long-term incentives comprise the largest portion of each named executive officer’s compensation package, consistent with our philosophy and principles discussed above. The compensation committee’s objective is to provide named executive officers with long-term incentive award opportunities that are consistent with comparative compensation survey data and based on each officer’s individual performance. Through the grant of these equity incentives, we seek to align the long-term interests of our executives with the long-term interests of our stockholders by creating a strong and direct linkage between compensation and long-term stockholder return. Although we have not adopted any detailed stock retention or ownership guidelines, our board of directors has adopted Corporate Governance Guidelines that address ownership of our common stock by our named executive officers and that encourage our executives to have a financial stake in our company in order to align the interests of our stockholders and management.

Currently, we provide named executive officers (and many of our other officers and key employees) with stock options and restricted stock or restricted stock units. In 2005, our board and stockholders approved the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan, pursuant to which our named executive officers (as well as other officers and key employees) are eligible to receive equity compensation awards, including stock options, stock appreciation rights, stock grants and stock unit grants. For more information concerning the terms of this plan, we refer you to “Executive Compensation—Grants of Plan-Based Awards—ev3 Amended and Restated 2005 Incentive Stock Plan.”  Our board of directors has adopted the ev3 Long Term Incentive Program to assist the compensation committee in its recommendations concerning grants of equity awards under the incentive stock plan. Our board has also adopted a policy document entitled “Policy and Procedures Regarding Grants of Stock Options, Restricted Stock and Other Equity-Based Incentive Awards,” which includes policies that the board intends to follow in connection with issuing equity awards.

Types of Grants.   Under our long-term incentive program and our policy document, the compensation committee can recommend and the board can issue three types of equity awards:  performance recognition grants, talent acquisition grants and special recognition grants.

Performance recognition grants are discretionary grants that are made on an annual basis. Each year, our President and Chief Executive Officer reviews the overall long-term incentive program and makes a recommendation to the compensation committee of the targeted total share pool and share grant ranges for specific levels of employees (which differ based on the level of responsibility within the company), other than for himself. Share grant ranges are established for each employee level, with actual grants made based on individual performance and, for certain of our executive officers from time to time, to increase the individual’s ownership interest in the company. These share grant ranges are determined primarily based on benchmark data from compensation surveys. The compensation committee makes a recommendation to the board concerning the performance recognition grants, including a recommendation concerning the President and Chief Executive Officer, and the board makes the final decision.

Historically, performance recognition grants were generally issued in the form of stock options. In late 2006, the board, on the recommendation of our President and Chief Executive Officer and our compensation committee, decided to begin to issue restricted stock (awards or units) as a significant part of the annual performance recognition grant under the plan in 2007. The board determined that restricted stock was an effective means to encourage the retention of employees, and that the board’s goal of retaining its executives would be furthered by adding restricted stock to our equity award program. In connection with this decision, our management retained Mercer Human Resources Consulting to advise management, the compensation committee and the board.

Under this new policy, for executive officers (including the named executive officers) once a determination is made of the appropriate number of shares to be issued in a performance recognition grant, the target value of one-half of these shares is determined using the Black Scholes model (which is representative of the FAS 123R expense that the company will incur) and a number of restricted stock (awards or units) are granted with this target value. Typically, the number of shares of restricted stock (awards or units) will be fewer than the number of shares that would have been covered by a stock option of equivalent target value.

Performance recognition grants are made annually in the first quarter of the year, in order to coordinate the timing with any annual salary increases and any cash performance bonus payments. Awards are priced based on the closing fair market value of a share of common stock on the date of grant. Previous awards, whether vested or unvested, have no impact on the current year’s awards. We do not have any program, plan or practice to time stock option or restricted stock grants to executives in coordination with the release of material non-public information.

Talent acquisition grants are made in the form of stock options or restricted stock (awards or units), and are used for new hires and promotions of executive officers (and other key employees). These grants are recommended by our President and Chief Executive Officer (except in the case of a new President and Chief Executive Officer) and are considered and acted on by the compensation committee and board as part of the compensation package of the executive officer at the time of hire or promotion (with the grant date and determination of fair market value and the exercise price delayed until the hire date).

The compensation committee and board will also from time to time consider and make special recognition grants, based generally on the recommendation of our President and Chief Executive Officer. These grants, which are made solely in the form of restricted stock, are used to recognize special achievements or to create an incentive for an individual or team to achieve a critical business project or milestone.

Stock Options.   An important objective of our long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. The vesting of our stock options is generally time-based. One-quarter of the shares underlying the stock option typically vest on the first year anniversary of the date of grant (or if later, on the date of hire) and 1/36 of the shares underlying the stock option vest thereafter on the one-month anniversary of the date of grant (or date of hire). However, the board may from time to time grant options that vary from this vesting schedule. Our policy is to only grant options with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest.”  This provides an incentive for an option holder to remain employed by us. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase the market price of our stock.

Restricted Stock.   Restricted stock awards are intended to retain key employees, including the named executive officers, through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value. For grants to recipients in the United States, we make restricted stock awards of shares of common stock, while for grants to recipients outside of the United States, we use restricted stock units as a performance incentive.

Restricted stock awards are shares of our common stock that are awarded with the restriction that the named executive officer continuously provides services to ev3 or its affiliates (whether as an employee or as a consultant) until the date of vesting. The purpose of granting restricted stock awards is to encourage ownership and result in business decisions that may drive stock price appreciation, and encourage retention of our named executive officers. Named executive officers are allowed to vote restricted stock awards as a stockholder based on the number of shares held under restriction. The named executive officers are also awarded dividends on the restricted stock awards held.

The specific terms of vesting of a restricted stock award depends upon whether the award is a performance recognition grant, talent acquisition grant or special recognition grant. Performance recognition grants of restricted stock awards are made in the first quarter of each year vest and become non-forfeitable in four equal annual installments on November 15th of each year, commencing on the November 15th of the year of grant. Time-based talent acquisition grants of restricted stock awards, granted to new hires or promoted employees, and time-based special recognition grants of restricted stock awards, vest in a similar manner, except that the first installment will be pro-rated, depending on the date of grant. Prior to January 2007, restricted stock awards vested in four equal annual installments from the date of grant of the restricted stock award. In January 2007 the compensation committee changed its policy on vesting practices, as described above, and all existing restricted stock awards were amended to conform to the revised policy. The vesting of special recognition grants of restricted stock awards is tied to the satisfaction of specified performance milestones. In rare instances, a stock grant will be non-forfeitable as of the date of grant (see discussion below of the grant in 2006 to Ms. Exing Seng).

Restricted stock units are similar to restricted stock awards, but with a few key differences. A restricted stock unit is a commitment by us to issue a share of our common stock for each restricted stock unit at the time the restrictions in the award agreement lapse. Restricted stock units are provided to named executive officers who are not on the United States payroll because of the different tax treatment in many other countries. Restricted stock unit awards are eligible for dividend equivalent payments each time we pay dividends.

2006 Awards.   In January 2006, Mr. Corbett was awarded a performance recognition grant in the form of an option to purchase 200,000 shares of our common stock. This award was at the mid-point of the range established at the beginning of the year. In January 2006 Messrs. Spangler and Peters, and Ms. Enxing Sing, were awarded performance recognition grant in the form of an option to purchase 25,000, 20,000 and 20,000 shares, respectively, of our common stock. Each of these awards was at the mid-point of the range established at the beginning of the year. In January 2006, Mr. Girin was awarded a performance recognition grant in the form of an option to purchase 25,000 shares of our common stock. Mr. Girin also received a performance recognition grant at that time in the form of a restricted stock unit relating to 5,000 shares of our common stock. The combined stock option and restricted stock unit award to Mr. Girin was above the mid-point of the range established at the beginning of the year, and was intended to increase his ownership in the company, which is currently at a lower level than the other named executive officers.

In June 2006 Ms. Enxing Seng also received a special recognition restricted stock award grant, which was non-forfeitable as of the date of grant. This grant was made to Ms. Enxing Seng to assist her in repaying an equity purchase loan that had previously been made to her by Warburg Pincus. See “Related Person Relationships and Transactions—Loans from Majority Stockholder to Executive Officers and Directors.”

Additional information concerning the long-term incentive compensation information for our named executive officers during 2006 is included in the Summary Compensation Table—2006. Additional information on long-term incentive awards is shown in the Grants of Plan-Based Awards—2006 Table and the Outstanding Equity Awards at Fiscal Year-end—2006.

Executive Benefits and Perquisites; Other Compensation Arrangements

It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. The only significant perquisites that we provide to any of our named executive officers that are not available to employees generally are a housing allowance and car allowance paid to Mr. Girin. See “Executive Compensation—Summary Compensation Table—2006.”  We believe that such allowances are customary for an executive such as Mr. Girin. Our named executive officers also receive benefits, which are also received by our other employees, including 401(k) matching contributions, and health, dental and life insurance benefits. We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We also do not provide any nonqualified defined contribution or other deferred compensation plans.

All of our employees, including our named executive officers, are employed at will. The only employment agreements we have entered into with our named executive officers are agreements that include non-compete, non-solicitation and confidentiality clauses. We have, however, entered into written change in control agreements with all of our executive officers and certain other personnel, which provide for certain cash and other benefits upon the termination of the executive officer’s employment with us under certain circumstances, as described below.

Change in Control and Post-Termination Severance Arrangements

The ev3 Inc. Amended and Restated 2005 Incentive Stock Plan and the individual agreements entered into in connection with the grant of stock options and stock awards under this plan provide for the immediate vesting of all stock options and stock awards then held by our named executive officers upon the completion of a change in control of our company. In addition, our named executive officers have entered into agreements with us that provide for the immediate vesting of all stock options and awards upon the occurrence of a “change in control” of our company and also require us to provide them certain severance payments and benefits under certain circumstances in the event of such a change in control. These payments and benefits include a lump sum cash payment equal to one year’s base pay plus bonus (150% of this amount in the case of Mr. Corbett), as well as continued benefits for a certain minimum time period. Mr. Corbett would be due this lump sum payment as a result of such a change in control unless he were terminated by the successor company during a six-month period for “cause” or during that time period terminated employment without “good reason.”  The other named executive officers would only be entitled to this lump sum payment if they were not offered employment by the successor or were employed by the successor but within 24 months were terminated for any reason other than death or “cause” or terminated their own employment without “good reason.”  These arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this report under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

We initially entered into a change in control agreement with Messrs. Corbett, Peters and Girin and Ms. Enxing Seng on September 1, 2003 and Mr. Spangler on March 4, 2005. Each of these change in control agreements initially provided for the payment of benefits upon the occurrence of our change in control or the change in control of one of our subsidiaries. In September 2006 we entered into amended change in control agreements with each of the named executive officers. The amended change in control agreements incorporate certain revisions to ensure that payments to individuals under the agreements will comply in form and operation with the deferred compensation rules contained in Section 409A under the Internal Revenue Code, and to eliminate the payment of benefits upon the occurrence of a change in control of one of our subsidiaries.

We believe the change in control provisions in our stock plan and the agreements described above are particularly important to the company. Pursuant to the terms of our stock plan and these agreements, all stock options and stock awards held by our named executive officers become immediately vested (and, the case of options, exercisable) upon the completion of a change in control of our company. Thus, the immediate vesting of stock options and stock awards is triggered by the change in control and thus is known as a “single trigger” change in control arrangement. While “single trigger” change in control arrangements are often criticized as creating a “windfall” for holders of the equity awards, we nonetheless believe that such arrangements are appropriate in this situation. These arrangements provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to complete a transaction that the board of directors believes is in the best interests of our stockholders. If an executive were to leave prior to the completion of the change in control, non-vested awards held by the executive would terminate. We also believe that single trigger vesting also is consistent with the policies of our competitors.

In order for our named executive officers to receive any other payments or benefits as a result of a change in control of our company, other than Mr. Corbett, there must be a termination event, such as a termination of the executive’s employment by our successor without cause or a termination of the executive’s employment by the executive for good reason. The termination of the executive’s employment by the executive without good reason will not give rise to additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but will also require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. Mr. Corbett’s agreement, on the other hand, is a single trigger arrangement, since he would be due a severance payment under his agreement in most situations simply as a result of a change in control. We believe that single trigger arrangements are common for corporate chief executive officers, since chief executive officers frequently are not kept on by acquirors.

We believe that the severance and change in control protections provided in the agreements described above are an important part of our executive compensation program. We believe that these arrangements mitigate some of the risk that exists for executives working in a smaller company, where there is a meaningful likelihood that the company may be acquired. These arrangements are intended to attract and retain qualified executives who may have employment alternatives that may appear to them, in light of a possible change in control, to be less risky absent these arrangements. We also believe similar protections are typically provided by other companies, including companies with which we compete for executive talent, and thus believe we must continue to offer such protections in order to be competitive.

Total Compensation Mix

The table below illustrates how total compensation for our named executive officers for 2006 was allocated between performance and non-performance based components, how performance based compensation is allocated between short- term and long-term components and how total compensation is allocated between cash and equity components. For purposes of this table, our long-term equity based compensation (including the amount of long-term equity incentives included in total compensation) is based on its grant date fair value computed in accordance with FAS 123R, which is different than the manner in which this amount is calculated for purposes of the Summary Compensation Table. See “Executive Compensation—Summary Compensation Table—2006.”

	Total Compensation Mix (base salary, short-term cash incentives, long-term equity incentives and executive benefits and perquisites)
	% of Total Compensation that is:		% of Performance Based Total Compensation that is:		% of Total Compensation that is:
	Performance Based(1)	Not Performance Based(2)	Short- Term(3)	Long- Term(4)	Cash Based(5)	Equity Based(6)
James M. Corbett	80%	20%	11%	89%	28%	72%
Patrick D. Spangler	52%	48%	39%	61%	68%	32%
Stacy Enxing Seng	64%	36%	20%	80%	49%	51%
Pascal E.R. Girin	49%	51%	34%	66%	68%	32%
Jeffrey J. Peters	49%	51%	39%	61%	70%	30%

(1)          Short-term cash incentives plus long-term equity incentives divided by total compensation

(2)          Base salary plus executive benefits and perquisites divided by total compensation

(3)          Short-term cash incentives divided by short-term cash incentives plus long-term equity incentives

(4)          Long-term equity incentives divided by short-term cash incentives plus long-term equity incentives

(5)          Base salary plus short-term cash incentives and executive benefits and perquisites divided by total compensation

(6)          Long-term equity incentives divided by total compensation

Consistent with the philosophy of our compensation program, the majority of our named executive officers’ compensation is performance-based. As a performance driven culture we favor having a significant component of variable compensation tied to results and achievement over solely fixed compensation. To align the interests of our named executive officers with the interests of our stockholders, the majority of the performance-based compensation paid to our named executive officers is in the form of long-term equity incentives and a significant part of the total compensation paid to our named executive officers is equity based. The compensation paid in 2006 to Mr. Corbett, our President and Chief Executive Officer, and Ms. Enxing Seng, head of our cardio peripheral business unit, included a larger performance-based element than the other named executive officers, relatively more of which was in the form of long-term equity, reflecting their responsibilities for business units. Because Mr. Spangler, our Chief Financial Officer, and Mr. Peters, our Chief Technology Officer, have corporate responsibilities, their total compensation is somewhat less performance based and somewhat less long-term, although a significant portion of their total compensation is still at risk and is long-term, equity based, consistent with our compensation philosophy. Mr. Girin, head of our international business unit, has a more balanced distribution of compensation, reflecting his responsibilities for markets that are still developing and salary benchmarks for comparable executives.

Tax and Accounting Implications

Section 162(m)

Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that a publicly held company may deduct for compensation paid to its five most highly paid executive officers in any fiscal year. However, this limitation does not apply, among other things, to compensation that satisfies the requirements of performance-based compensation under Section 162(m). Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will be treated as performance based compensation and will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted satisfy certain requirements.

The only performance based compensation not subject to the $1,000,000 limit is the compensation that would be recognized by our named executive officers upon exercise of any of the options issued under our 2005 incentive stock plan before July 1, 2005. Future option awards under the 2005 incentive stock plan and incentive awards or bonuses may satisfy the requirements of performance based compensation if we satisfy certain requirements in connection with making and administering such awards, including having such awards made by a compensation committee that is comprised solely of two or more independent, outside directors. At present, our board approves all option grants, and as a result any options granted under our plan will not be treated as performance based compensation when exercised.

The non-performance based compensation of our named executive officers for 2006 did not exceed the $1,000,000 limit for any officer.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, implementing Section 409A of the Internal Revenue Code and changing the tax rules applicable to nonqualified deferred compensation arrangements, including certain severance pay arrangements. While the final regulations have not become effective yet, we believe we are operating in good faith compliance with the statutory provisions that became effective January 1, 2005.

Accounting for Stock-Based Compensation

Effective January 1, 2003, we adopted the fair value recognition provisions of FASB Statement 123, Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based payments including our amended and restated 2005 incentive stock plan in accordance with the requirements of FASB Statement 123(R).

EXECUTIVE COMPENSATION

Compensation Committee Report

As stated above, our compensation committee recommends to our board the compensation payable to our executive officers, including awards under our equity and incentive compensation plans applicable to our executive officers. However, decisions concerning executive compensation are subject to final review and approval by our entire board.

Our compensation committee and the other members of our board of directors have reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this report with our management. Based on this review and discussion, the compensation committee recommended to our board of directors, and the full board of directors agreed, that the “Compensation Discussion and Analysis” section be included in this report for filing with the Securities and Exchange Commission.

This report is dated as of March 8, 2007.

Compensation Committee

Douglas W. Kohrs, Chair
Richard B. Emmitt
Elizabeth H. Weatherman

Remainder of Board of Directors

John K. Bakewell
Dale A. Spencer
James M. Corbett
Thomas E. Timbie
Daniel J. Levangie

The foregoing Compensation Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. None of the members of our compensation committee have been an officer or employee of us or one of our subsidiaries.

Summary of Cash and Other Compensation

The following table provides summary information concerning all compensation awarded to our named executive officers during the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE—2006

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compen- ation(3)	All Other Compen- sation(4)	Total
James M. Corbett President and Chief Executive Officer	2006	$380,000	$—	$375,487	$864,496	$173,402	$4,066	$1,797,451
Patrick D. Spangler Chief Financial Officer and Treasurer	2006	258,750	—	—	263,799	109,882	8,702	641,133
Stacy Enxing Seng President, Cardio Peripheral Division	2006	269,100	—	384,872	234,541	100,686	10,406	999,605
Pascal E.R. Girin(5) President, International	2006	363,741	—	20,249	185,912	135,451	48,063	753,416
Jeffrey J. Peters(6) Chief Technology Officer	2006	232,875	25	75,097	162,031	88,468	7,908	566,404

(1)             Reflects the dollar amount recognized for each named executive officer for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123R, but excludes any impact of assumed  forfeiture rates. We refer you to note 2 to our consolidated financial statements for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in calculating the dollar amount recognized for each officer for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123R. The following table provides additional information regarding the dollar amount recognized during the fiscal year ended December 31, 2006, without taking into account forfeiture rates, for each stock award held by each named executive officer:

	Grant Date	Number of Securities Underlying Stock Award (#)	Amount Recognized in Financial Statements in 2006 ($)
James M. Corbett	12/29/05	100,000	$375,487
Patrick D. Spangler	None	—	—
Stacy Enxing Seng	12/29/05	35,000	131,420
	6/12/06	18,313	253,452
Pascal E.R. Girin	1/27/06	5,000	20,249
Jeffrey J. Peters	12/29/05	20,000	75,097

(2)             Reflects the dollar amount recognized for each named executive officer for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123R, but excludes any impact of assumed  forfeiture rates. We refer you to note 2 to our consolidated financial statements for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in calculating the dollar amount recognized for each officer for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123R. The following table provides additional information regarding the dollar amount recognized during the fiscal year ended December 31, 2006, without taking into account forfeiture rates, for each option award held by each named executive officer:

	Grant Dates	Number of Securities Underlying Options Granted (#)	Amount Recognized in Financial Statements in 2006 ($)
James M. Corbett	2006	200,000	$330,350
	2005	353,988	526,950
	2002 - 2004	97,345	7,196
Patrick D. Spangler	2006	25,000	41,294
	2005	141,000	222,505
Stacy Enxing Seng	2006	20,000	33,035
	2005	132,405	196,008
	2002 - 2004	70,673	5,498

	Grant Dates	Number of Securities Underlying Options Granted (#)	Amount Recognized in Financial Statements in 2006 ($)
Pascal E.R. Girin	2006	25,000	41,294
	2005	94,666	141,923
	2002 - 2004	35,600	2,695
Jeffrey J. Peters	2006	20,000	33,035
	2005	85,006	125,518
	2002 - 2004	42,113	3,478

(3)             Represents amounts paid under the ev3 Inc. Executive Performance Incentive Plan, which is described in more detail below under the heading “—Grants of Plan-Based Awards—ev3 Inc. Executive Performance Incentive Plan.”

(4)             The amounts shown in this column include the following with respect to each named executive officer:

Name	401(k) Match	Insurance Premiums	Auto Allowance	Other Personal Benefits(a)
James M. Corbett	$—	$860	$—	$—
Patrick D. Spangler	6,600	860	—	—
Stacy Enxing Seng	6,600	860	—	—
Pascal E.R. Girin	—	—	28,365	19,698
Jeffrey J. Peters	6,600	860	—	—

(a)    Includes in the case of Mr. Girin a housing allowance in the amount of $19,698.

(5)             Reflected in U.S. dollars but paid in Euros. Conversion into U.S. dollars based on conversion rate as of December 31, 2006.  Conversion rate as of December 31, 2006 was one Euro to $1.3132. Base salary includes expatriate compensation of USD $56,139.

(6)             Mr. Peters resigned from his position as Chief Technology Officer effective as of February 28, 2007.

Employment Agreements.   We typically execute employment offer letters in conjunction with the hiring of our named executive officers that describe starting annual salary, eligibility for participation in our performance incentive programs and initial stock option grants. The acceptance of our offer of employment is conditioned upon the execution of an employment agreement that includes non-compete, non-solicitation and confidentiality clauses. Our employment agreements do not contain any commitments regarding salary or benefits, except for the timing of payment and a general description of benefits. All of our named executive officers are employed at-will and are not guaranteed employment for any specified duration.

ev3 401(k) Retirement Plan.   Under the ev3 Inc. 401(k) Retirement Plan, participants, including named executive officers, may voluntarily request that we reduce his or her pre-tax compensation by up to 75% (subject to certain special limitations) and contribute such amounts to the 401(k) plan’s trust. We contribute matching contributions in an amount equal to 50% of a participant’s pre-tax 401(k) contributions (other than catch-up contributions) for the pay period or, if less, 3% of the participant’s eligible earnings for that pay period. The 401(k) plan also has a “true-up” provision, meaning that at the end of the plan year an eligible participant may receive an additional matching contribution by applying the plan’s matching contribution formula to the participant’s aggregate 401(k) contributions and eligible earnings for the entire plan year. Under the 401(k) plan, we may, in our sole discretion, also make profit sharing contributions on behalf of eligible participants for any plan year. For 2006, we did not make any discretionary profit sharing contributions under the 401(k) plan.

Indemnification Agreements.   We have entered into agreements with our executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our executive officers. We will be obligated to pay these amounts only if the executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the executive officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2006. Plan-based awards were granted to our named executive officers during 2006 under the ev3 Inc. Executive Performance Incentive Plan and the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan. The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below or in the narrative following the table below.

GRANTS OF PLAN-BASED AWARDS—2006

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)				All Other Stock Awards:	All Other Option Awards:	Exercise or Base	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options(#)(3)	Price of Option Awards ($/Sh)	Stock and Option Awards ($)(4)
James M. Corbett	—	—	$190,000	—	—	—	—	—
	01/20/06	—	—	—	—	200,000	$16.05	$1,398,960
Patrick D. Spangler	—	—	116,438	—	—	—	—	—
	01/20/06	—	—	—	—	25,000	16.05	174,870
Stacy Enxing Seng	—	—	121,095	—	—	—	—	—
	01/20/06	—	—	—	—	20,000	16.05	139,896
	06/12/06	—	—	—	18,313	—	—	253,452
Pascal E.R. Girin	—	—	163,683	—	—	—	—	—
	01/20/06	—	—	—	—	25,000	16.05	174,870
	01/27/06	—	—	—	5,000	—	—	83,750
Jeffrey J. Peters	—	—	93,150	—	—	—	—	—
	01/20/06	—	—	—	—	20,000	16.05	139,896

(1)             The amount in the target column represents potential target amount payouts under the ev3 Inc. Executive Performance Incentive Plan, the material terms of which are described in more detail below under the heading “—ev3 Inc. Executive Performance Incentive Plan.”  Due to the structure of the ev3 Inc. Executive Performance Incentive Plan, there were no threshold or maximum amounts for payouts under the plan in 2006.

(2)             Represents an unrestricted stock grant in the case of Ms. Enxing Seng and a restricted stock unit, in the case of Mr. Girin, granted under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan, the material terms of which are described in more detail below under the heading “—ev3 Inc. Amended and Restated 2005 Incentive Stock Plan.” Ms. Enxing Seng’s stock grant was unrestricted, and thus, non-forfeitable upon issuance. Mr. Girin’s restricted stock unit will vest and 50% of the shares underlying the stock grant will be issued on January 27, 2008; an additional 25% of the shares underlying the stock unit grant will vest and be issued on January 27, 2009; and the remaining shares underlying the stock unit grant will vest and be issued on November 25, 2009, in each case so long as Mr. Girin remains an employee or consultant of our company. Mr. Girin will have no voting, dividend or other rights as a stockholder of our company with respect to the shares underlying the stock grant until such shares have vested and been issued.

(3)             Represents options granted under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan, the material terms of which are described in more detail below under the heading “—ev3 Inc. Amended and Restated 2005 Incentive Stock Plan.”  All such options were granted subject to stockholder approval of an amendment to the 2005 plan to increase the number of shares of common stock available for issuance under the plan. Stockholder approval of such an amendment was obtained on May 9, 2006. The grant date of the options for purposes of 123(R), however, is the date that the non-employee directors of our compensation committee approved the option grant, however, since stockholder approval of the amendment was essentially a formality or perfunctory since our board of directors unanimously recommended that stockholders vote in favor of the amendment and our majority stockholder has a representative on our board. The options have a ten-year term and vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the date of grant and 1/36 of the remaining 75% of the underlying shares vesting each month after the one-year anniversary date, in each case, so long as the individual remains an employee or consultant of our company.

(4)             We refer you to note 2 to our consolidated financial statements for the fiscal year ended December 31, 2006 for a discussion of the assumptions made in calculating the grant date fair value of stock and option awards.

ev3 Inc. Executive Performance Incentive Plan.   Under the terms of the ev3 Inc. Executive Performance Incentive Plan, our named executive officers, as well as other executives of our company, are eligible to earn quarterly cash bonuses based on our quarterly financial performance. The material terms of our plan are described in detail under the heading “Compensation Discussion and Analysis—Executive Compensation Components—Short-Term Incentive Compensation.”

ev3 Inc. Amended and Restated 2005 Incentive Stock Plan.   Under the terms of the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan, our named executive officers, in addition to other employees and individuals, are eligible to receive equity compensation awards, such as stock options, stock appreciation rights, stock grants and stock unit grants. To date, only non-statutory stock options, stock grants and stock unit grants have been granted under the plan. The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits.

Under the terms of the plan, stock options must be granted with a per share exercise price equal to at least the fair market value of a share of our common stock on the date of grant. For purposes of the plan, the fair market value of our common stock is the closing sale price of our common stock, as reported by the NASDAQ Global Select Market. We generally set the per share exercise price of all stock options granted under the plan at an amount equal to the fair market value of a share of our common stock on the date of grant. The plan prohibits our board of directors to take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the exercise price of any outstanding stock options absent the approval of our stockholders.

Options become exercisable at such times and in such installments as may be determined by our board of directors, provided that most options may not be exercisable after 10 years from their date of grant. The vesting of our stock options is generally time-based and is as follows:  one-quarter of the shares underlying the stock option on the first year anniversary of the date of grant (or if later, on the date of hire) and 1/36 of the shares underlying the stock option on the one-month anniversary of the date of grant (or date of hire) thereafter, in each case rounding down to the nearest whole number of shares to avoid the vesting of fractional shares.

Currently, optionees may pay the exercise price of stock options in cash, except that our compensation committee may allow payment to be made (in whole or in part) by certain “cashless exercise” methods, such as using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

Under the terms of the grant certificates under which stock options have been granted to the named executive officers, if an officer’s employment or service with our company terminates for any reason, the unvested portion of the option will immediately terminate and the officer’s right to exercise the then vested portion of the option will:

•       immediately terminate if the officer’s employment or service relationship with our company terminated for “cause”;

•       continue for a period of one year if the officer’s employment or service relationship with our company terminates as a result of the officer’s death or disability; or

•       continue for a period of 90 days if the officer’s employment or service relationship with our company terminates for any reason, other than for cause or upon death or disability.

“Cause” for purposes of the grant certificates means: (1) an optionee has engaged in conduct that in the judgment of the board of directors constitutes gross negligence, misconduct or gross neglect in the performance of the optionee’s duties and responsibilities, including conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the optionee at our expense; (2) an optionee has been convicted of or has pled guilty to a felony for fraud, embezzlement or theft; (3) an optionee has engaged in a breach of any of our policies for which termination of employment or service is a permissible consequence or an optionee has not immediately cured any performance or other issues raised by an optionee’s supervisor; (4) an optionee had knowledge of (and did not disclose to us in writing) any condition that could potentially impair the optionee’s ability to perform the functions of his or her job or service relationship fully, completely and successfully; or (5) an optionee has engaged in any conduct that would constitute “cause” under the terms of his or her employment or consulting agreement, if any.

Recipients of stock grants under the plan have the right to vote and receive cash dividends with respect to the shares subject to such stock grants, even if the stock grants are restricted or subject to forfeiture. Any stock dividends or other distributions of property made with respect to shares that remain subject to forfeiture are held by us and the recipient’s rights to receive such dividends or other property will be forfeited or will be nonforfeitable at the same time the shares of stock with respect to which the dividends or other property are attributable are forfeited or become nonforfeitable.

Under the terms of the grant certificates under which the restricted stock grants have been granted to the named executive officers, other than Mr. Girin, if a named executive officer ceases to be an employee or consultant of our company for any reason, then the officer will forfeit all of the unvested or restricted shares of our common stock subject to the stock grant. Under the terms of the grant certificate under which Mr. Girin was granted a restricted stock unit, if Mr. Girin ceases to be an employee or consultant of our company for any reason, other than his death, then he will forfeit all of the unvested or unissued shares of our common stock subject to the stock grant. If Mr. Girin ceases to be an employee or consultant of our company as a result of his death, then all of the unvested or unissued shares of our common stock subject to the stock grant will be immediately vested and issued to Mr. Girin’s heirs. Any shares of our common stock issued to Mr. Girin as a result of a restricted stock unit grant must be held by him for a minimum of two years after issuance.

As described in more detail under the heading “—Potential Payments Upon Termination or Change in Control,” if there is a change in control of our company, then, under the terms of the 2005 plan, all conditions to the exercise of all outstanding options and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied; provided if any such issuance or forfeiture condition relates to satisfying any performance goal and there is a target for the goal, the issuance or forfeiture condition will be deemed satisfied generally only to the extent of the stated target.

Other Information Regarding Plan-Based Awards.   Under change in control letter agreements we have entered into with our named executive officers, upon the occurrence of a change in control, all stock options or stock awards then held by the officer pursuant to our stock incentive plans would be accelerated and all such options would become fully vested and immediately exercisable, unless in the case of all of the named executive officers, except Mr. Corbett, the acquiring entity or successor assumes or replaces unvested stock options or awards granted to the officer and the acquiring entity or successor offers the officer employment after the change in control and the officer’s employment is not thereafter terminated under the circumstances that would entitle the officer to a cash payment as described in more detail under the heading “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unexercised stock options, restricted stock or restricted stock units that have not vested for each of our named executive officers that remained outstanding at December 31, 2006. We did not have any equity incentive plan awards outstanding at December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(2)
James M. Corbett	0	200,000	(3)	$16.05	01/20/2016	—		—
	106,250	193,750	(4)	14.00	07/01/2015	—		—
	952	953	(5)	8.40	05/26/2015	—		—
	24,956	27,127	(7)	8.82	01/07/2015	—		—
	18,880	12,370	(8)	8.82	07/29/2014	—		—
	1,428	477	(9)	8.76	05/20/2014	—		—
	7,595	2,821	(10)	8.82	01/01/2014	—		—
	13,229	3,481	(11)	8.82	10/29/2013	—		—
	1,905	0		6.47	05/22/2013	—		—
	10,838	0		8.82	04/07/2013	—		—
	21,996	0		8.82	08/07/2012	—		—
	4,230	0		3.54	06/20/2012	—		—
	10,561	0		8.82	06/20/2012	—		—
	4,762	0		9.13	06/04/2012	—		—
	23,814	0		14.70	01/14/2012	—		—
	7,620	0		13.23	01/02/2012	—		—
	—	—		—	—	75,000	(12)	$1,292,250
Patrick D. Spangler	0	25,000	(3)	16.05	01/20/2016	—		—
	23,375	42,625	(4)	14.00	07/01/2015	—		—
	32,813	42,187	(13)	8.82	03/14/2015	—		—
Stacy Enxing Seng	0	20,000	(3)	16.05	01/20/2016	—		—
	35,088	63,984	(4)	14.00	07/01/2015	—		—
	11,458	13,542	(6)	8.82	02/01/2015	—		—
	3,993	4,340	(7)	8.82	01/07/2015	—		—
	1,762	1,154	(8)	8.82	07/19/2014	—		—
	8,073	4,427	(14)	8.82	05/07/2014	—		—
	15,300	0		8.82	04/07/2013	—		—
	27,097	0		8.82	08/07/2012	—		—
	8,574	0		3.54	06/20/2012	—		—
	12,860	0		8.82	06/20/2012	—		—
	—	—		—	—	26,250	(12)	452,288
Pascal E.R. Girin	0	25,000	(3)	16.05	01/20/2016	—		—
	31,167	56,833	(4)	14.00	07/01/2015	—		—
	3,194	3,472	(7)	8.82	01/07/2015	—		—
	3,021	1,979	(8)	8.82	07/19/2014	—		—
	25,500	5,100	(15)	8.82	08/15/2013	—		—
	—	—		—	—	5,000	(16)	86,150
Jeffrey J. Peters	0	20,000	(3)	16.05	01/20/2016	—		—
	21,548	39,292	(4)	14.00	07/01/2015	—		—
	5,729	6,771	(6)	8.82	02/01/2015	—		—
	5,590	6,076	(7)	8.82	01/07/2015	—		—
	3,524	2,309	(8)	8.82	07/19/2014	—		—
	3,750	1,250	(18)	8.82	12/09/2013	—		—
	12,240	0		8.82	04/07/2013	—		—
	14,477	0		8.82	08/07/2012	—		—
	2,854	0		3.54	06/20/2012	—		—

Option Awards				Stock Awards
Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(2)
4,563	0	8.82	06/20/2012	—		—
—	—	—	—	15,000	(12)	$258,450

  (1)  Upon the occurrence of a change in control, the unvested and unexercisable options described in this table may be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussion under the heading “—Potential Payments Upon Termination or Change in Control.”

  (2)  The market value of restricted stock or restricted stock units that have not vested yet is based on the closing sale price of our common stock on December 29, 2006 ($17.23), the last trading day prior to the last day of fiscal year ended December 31, 2006.

  (3)  This option vests over a four-year period, with 25% of the underlying shares vesting on January 20, 2007 and 1/36 of the remaining 75% of the underlying shares vesting on the 20th day of each month of the next 36 months thereafter.

  (4)  This option vests over a four-year period, with 25% of the underlying shares vesting on July 1, 2006 and 1/36 of the remaining 75% of the underlying shares vesting on the 1st day of each month of the next 36 months thereafter.

  (5)  This option vests over a four-year period, with 25% of the underlying shares vesting on May 26, 2006 and 1/36 of the remaining 75% of the underlying shares vesting on the 26th day of each month of the next 36 months thereafter.

  (6)  This option vests over a four-year period, with 25% of the underlying shares vesting on February 1, 2006 and 1/36 of the remaining 75% of the underlying shares vesting on the 1st day of each month of the next 36 months thereafter.

  (7)  This option vests over a four-year period, with 25% of the underlying shares vesting on January 7, 2006 and 1/36 of the remaining 75% of the underlying shares vesting on the 20th day of each month of the next 36 months thereafter.

  (8)  This option vests over a four-year period, with 25% of the underlying shares vesting on July 29, 2005 and 1/36 of the remaining 75% of the underlying shares vesting on the 29th day of each month of the next 36 months thereafter.

  (9)  This option vests over a four-year period, with 25% of the underlying shares vesting on May 20, 2005 and 1/36 of the remaining 75% of the underlying shares vesting on the 20th day of each month of the next 36 months thereafter.

(10) This option vests over a four-year period, with 25% of the underlying shares vesting on January 1, 2005 and 1/36 of the remaining 75% of the underlying shares vesting on the 1st day of each month of the next 36 months thereafter.

(11) This option vests over a four-year period, with 25% of the underlying shares vesting on October 28, 2004 and 1/36 of the remaining 75% of the underlying shares vesting on the 28th day of each month of the next 36 months thereafter.

(12) This restricted stock grant vests as follows:  one-third of the underlying shares will vest on November 15, 2007; one-third of the underlying shares will vest on November 15, 2008 and the remaining one-third of the underlying shares will vest on November 15, 2009.

(13) This option vests over a four-year period, with 25% of the underlying shares vesting on March 14, 2006 and 1/36 of the remaining 75% of the underlying shares vesting on the 14th day of each month of the next 36 months thereafter.

(14) This option vests over a four-year period, with 25% of the underlying shares vesting on May 7, 2005 and 1/36 of the remaining 75% of the underlying shares vesting on the 7th day of each month of the next 36 months thereafter.

(15) This option vests over a four-year period, with 25% of the underlying shares vesting on August 15, 2005 and 1/36 of the remaining 75% of the underlying shares vesting on the 15th day of each month of the next 36 months thereafter.

(16) This restricted stock unit grant vests as follows:  50% of the underlying shares will vest and be issued on January 27, 2008; an additional 25% of the underlying shares will vest and be issued on January 27, 2009 and the remaining underlying shares will vest and be issued on November 25, 2009.

(17) This option vests over a four-year period, with 25% of the underlying shares vesting on April 3, 2007 and 1/36 of the remaining 75% of the underlying shares vesting on the 31st day of each month of the next 36 months thereafter.

(18) This option vests over a four-year period, with 25% of the underlying shares vesting on December 9, 2004 and 1/36 of the remaining 75% of the underlying shares vesting on the 9th day of each month of the next 36 months thereafter.

Options Exercised and Stock Vested During Fiscal Year

The following table provides information regarding the exercise of stock options and the vesting of restricted stock or restricted stock units during the fiscal year ended December 31, 2006 for each of our named executive officers on an aggregated basis.

OPTIONS EXERCISES AND STOCK VESTED—2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James M. Corbett	—	—	25,000	$452,000
Patrick D. Spangler	—	—	—	—
Stacy Enxing Seng	—	—	27,063	411,652
Pascal E.R. Girin	—	—	—	—
Jeffrey J. Peters	—	—	5,000	90,400

(1)          The aggregate dollar value realized upon exercise is the difference between the market price of the underlying shares of our common stock on the date of exercise, based on the closing sale price of our common stock on the date of exercise, and the exercise price of the options.

(2)          The aggregate dollar value realized upon vesting is the market value of the underlying shares of our common stock, based on the closing sale price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

All of our named executive officers are employed “at will” and are not entitled to any severance or other payments under any agreement or contract upon their termination of employment without cause or otherwise. We do have a discretionary practice of entering into severance packages with employees upon termination of the employment. In the event a named executive officer was terminated the compensation committee would exercise its business judgment in determining whether or not a separation arrangement was appropriate and would determine the terms of any separation arrangement in light of all relevant circumstances including the individual’s term of employment, past accomplishments and reasons for separation from our company. We also have entered into agreements with our named executive officers that require us to provide compensation to them in the event of a “change in control” of our company or a termination of their employment in connection with, or within a certain period of time after, a change in control of our company. For purposes of the agreements, a “change in control” means:

•       the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of our assets, in one transaction or in a series of related transactions, to a third party;

•       any third party, other than a bona fide underwriter, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities (x) representing 50% or more of the combined voting power of our outstanding securities ordinarily having the right to vote at elections of directors, or (y)

resulting in such third party becoming an affiliate of our company, including pursuant to a transaction described in the next bullet below;

•       the consummation of any transaction or series of transactions under which we are merged or consolidated with any other company, other than a merger or consolidation which would result in our stockholders immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; or

•       the “continuity directors” cease for any reason to constitute at least a majority of our board of directors.

For purposes of this definition, a “continuity director” means an individual who, as of the date of the change in control agreement, is a member of our board of directors, and any other individual who becomes a director subsequent to the date of the agreement whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the continuity directors, but excluding for this purpose any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than our board of directors.

James M. Corbett Change in Control Agreement.   Mr. Corbett’s agreement entitles him, upon the occurrence of a change in control, to base pay owed to him through such date and a pro rata portion of his bonus plan payment based on the number of months in the year worked prior to the change in control. In addition, whether or not Mr. Corbett is offered future employment with the successor or the surviving subsidiary, Mr. Corbett would receive a lump sum payment equal to 18 months of his then-current base pay, and an amount equal to 150% of his bonus plan payment for the current year. The amount of the bonus plan payment is based on the assumption that all of the annual performance milestones will have been satisfied for such year. However, if Mr. Corbett is employed by the successor or the surviving subsidiary, this cash payment would be deferred until the earlier of the end of the six-month period or the date of Mr. Corbett’s termination following the change in control. Further, however, no such payment would be due if Mr. Corbett’s employment is terminated during the six-month period for “cause” or by Mr. Corbett without “good reason.”  For purposes of the agreement, “cause” means: (1) Mr. Corbett’s gross misconduct; (2) his willful and continued failure to perform substantially his duties after notice of such failure; or (3) his conviction of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to our company or which impairs his ability to perform substantially his duties. For purposes of the agreement, “good reason” includes: (1) a substantial change in status, position(s), duties or responsibilities; (2) a reduction in base pay, a material change in the annual bonus plan payment expectations, or an adverse change in the form or timing of such payments; (3) our failure to provide Mr. Corbett similar benefits at a similar cost to those provided prior to the change in control; and (4) our requiring Mr. Corbett to be based more than 50 miles from where his office was located prior to the change in control.

Upon the occurrence of a change in control, Mr. Corbett’s stock options or stock awards pursuant to our stock incentive plans would be accelerated and all such options would become fully vested and immediately exercisable. In addition, beginning on the date of termination following a change in control, Mr. Corbett would also be entitled to group health plan benefits for himself and his dependents for up to 18 months and reasonable outplacement services with a cost of up to $40,000. To the extent any payments received by Mr. Corbett under the agreement constitute parachute payments which result in an excise tax under Section 4999 of the Internal Revenue Code, Mr. Corbett would receive a gross-up payment to cover such excise tax as well as applicable taxes on such gross-up payment. The agreement also provides that, in addition to any other indemnification obligations that we may have, if, following a change in control of our company, Mr. Corbett incurs damages, costs or expenses (including, without limitation, judgments, fines and reasonable attorneys’ fees) as a result of his service to our company or status as an officer of our company, we will indemnify him to the fullest extent permitted by law, except to the extent that such damages, costs or expenses arose as a result of his gross negligence or willful misconduct.

Other Named Executive Officers Change in Control Agreements.   The agreements with our other named executive officers entitle each of them, upon the occurrence of a change in control, to base pay owed to the officer through such date and a pro rata portion of the officer’s bonus plan payment based on the number of months in the year worked prior to the change in control. In addition, if the officer is not offered future employment with the successor or the surviving subsidiary, then the officer would be entitled to receive a lump sum cash payment equal to 12 months of the officer’s then-current base pay and the full amount of a bonus plan payment for the next 12 months, with the bonus plan payment equal to the amount for the current year. If the officer is offered future employment but is terminated by the successor or surviving subsidiary for any reason other than death or for cause, or if the officer terminates his or her employment for good reason within 24 months following the change in control, then the officer would be entitled to receive a lump sum cash payment equal to 12 months of the officer’s then-current base pay and the full annualized amount due under the officer’s then-current bonus plan payment commitment which is payable within the next 12 months. The amount of the bonus plan payment in both situations is based on the assumption that all of the annual performance milestones will have been satisfied for such year.

In addition, upon the occurrence of a change in control, the officer’s stock options or stock awards pursuant to our stock incentive plans would be accelerated and all such options would become fully vested and immediately exercisable unless the acquiring entity or successor assumes or replaces the unvested stock options or stock awards granted to the officer and the acquiring entity or successor offers the officer employment after the change in control and his or her employment is not thereafter terminated under the circumstances that would entitle the officer to a cash payment as described above. The officer would also be entitled to group health plan benefits for the officer and his or her dependents for up to 18 months, reasonable outplacement services with a cost of up to $20,000 and the same indemnification rights and tax gross-up payment rights as found in Mr. Corbett’s agreement.

If, upon a change in control, an offer of employment is made to the officer by the successor or the surviving subsidiary and declined by the officer, the officer will not be entitled to the lump sum cash payment, group health plan benefits, or tax gross-up payment rights described above.

Potential Payments to Named Executive Officers.   The following table describes the potential payments to each of our named executive officers (i) in the event of their termination upon the occurrence of a change in control of our company, or (ii) within 24 months following the change in control, their involuntary termination or termination by them with good reason. For purposes of this calculation we have assumed the change in control and termination event occurred on December 31, 2006 and the acquiring company has elected not to assume any stock options or stock awards held by the named executive officers, resulting in the acceleration of their vesting under the terms of each named executive officer’s change in control agreement.

Name	Executive Benefits and Payments	Potential Payments in connection with Change in Control
James M. Corbett	Lump Sum Payment Based on Base Salary(1)	$570,000
	Lump Sum Payment Based on Annual Bonus Plan(1)(2)	285,000
	Unvested and Accelerated Stock Options(3)(4)	1,259,437
	Unvested and Accelerated Restricted Stock(3)(5)	1,292,250
	Group Health Plan Benefits(6)	23,062
	Outplacement Services(7)	40,000
	Accrued Paid Time Off(8)	98,873
	280G Tax Gross-up Payment(9)	633,000
	Total:	4,201,622
Patrick D. Spangler	Lump Sum Payment Based on Base Salary	$258,750
	Lump Sum Payment Based on Annual Bonus Plan(10)	116,438
	Unvested and Accelerated Stock Options(4)(10)	521,971
	Unvested and Accelerated Restricted Stock(5)(11)	—
	Group Health Plan Benefits(6)	14,239
	Outplacement Services	20,000
	280G Tax Gross-up Payment(9)	—
	Total:	931,397
Stacy Enxing Seng	Lump Sum Payment Based on Base Salary	$269,100
	Lump Sum Payment Based on Annual Bonus Plan(10)	121,095
	Unvested and Accelerated Stock Options(4)(11)	427,592
	Unvested and Accelerated Restricted Stock(5)(11)	452,288
	Group Health Plan Benefits(6)	14,239
	Outplacement Services	20,000
	280G Tax Gross-up Payment(9)	—
	Total:	1,304,314
Pascal E.R. Girin(12)	Lump Sum Payment Based on Base Salary	$363,741
	Lump Sum Payment Based on Annual Bonus Plan(10)	163,683
	Unvested and Accelerated Stock Options(4)(11)	301,805
	Unvested and Accelerated Restricted Stock(5)(11)	86,150
	Group Health Plan Benefits(6)	40,928
	Outplacement Services	20,000
	280G Tax Gross-up Payment(9)	—
	Total:	976,308
Jeffrey J. Peters	Lump Sum Payment Based on Base Salary	$232,875
	Lump Sum Payment Based on Annual Bonus Plan(10)	104,794
	Unvested and Accelerated Stock Options(4)(11)	288,488
	Unvested and Accelerated Restricted Stock(5)(11)	258,450
	Group Health Plan Benefits(6)	1,435
	Outplacement Services	20,000
	280G Tax Gross-up Payment(9)	—
	Total:	906,042

  (1)  If Mr. Corbett is employed by the successor or the surviving subsidiary after the change in control, this payment would be deferred until the earlier of six months after the date of the change in control or the date of Mr. Corbett’s termination following the change in control. Otherwise, this payment would be paid upon the occurrence of the change in control.

  (2)  The bonus plan payment to Mr. Corbett is an amount equal to 150% of Mr. Corbett’s bonus plan payment for the current year. In accordance with the change in control agreement, the amount of the bonus plan payment is based on the assumption that all of the annual performance milestones were satisfied.

  (3)  In the event of a change in control, Mr. Corbett’s stock options and stock awards would be accelerated and become fully vested and, as applicable, immediately exercisable, regardless of whether the acquiring entity or successor assumes or replaces the unvested stock options or stock awards granted to Mr. Corbett.

  (4)  The value of the automatic acceleration of the vesting of unvested stock options held by a named executive officer is based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of December 31, 2006, which is based on the closing sale price of our common stock on December 29, 2006 ($17.23), the last trading day prior to December 31, 2006, and (ii) the exercise price of the options.

  (5)  The value of the automatic acceleration of the vesting of restricted stock or restricted stock units held by a named executive officer is based on: (i) the number of unvested shares of restricted stock or restricted stock units held by such officer as of December 31, 2006, multiplied by (ii) the market price of our common stock on December 31, 2006, which is based on the closing sale price of our common stock on December 29, 2006 ($17.23), the last trading day prior to December 31, 2006.

  (6)  The value of the group health plan benefits is based on premiums rates in effect in December 2006.

  (7)  Mr. Corbett is entitled to reasonable outplacement services at the time the lump sum payments based on base salary and the annual bonus plan are made. In the case where Mr. Corbett is employed by the successor or the surviving subsidiary after the change in control, the Mr. Corbett’s right to payment of reasonable outplacement services would be deferred until the earlier of six months after the date of the change in control or the date of Mr. Corbett’s termination following the change in control. Otherwise, Mr. Corbett would have a right to payment of reasonable outplacement services upon the occurrence of the change in control.

  (8)  Represents amounts paid for accrued time off in excess of the accrual cap under our Paid Time Off Policy for U.S. Employees.

  (9)  The value of the gross-up payment to cover excise taxes under Section 4999 of the Internal Revenue Code for parachute payments under Section 280G of the Internal Revenue Code.

(10) For a termination upon a change in control, the bonus plan payment is the full amount of a bonus plan payment for the next 12 months, with the bonus plan payment equal to the amount for the current year. For an involuntary or good reason termination within 24 months following a change in control, the bonus plan payment is the full annualized amount due under the officer’s then-current bonus plan payment commitment which is payable within the next 12 months, which was assumed for purposes of this table to be equal to the amount for the current year. In accordance with the change in control agreement, the amount of the bonus plan payment is based on the assumption that all of the annual performance milestones were satisfied.

(11) For the purposes of the table above, it is assumed that the acquiring entity or successor will not assume the unvested stock options or stock awards or replace them with substantially similar stock options or agreements. Under the terms of the change in control agreement with the officer, the stock options and stock awards would be accelerated and become fully vested and, as applicable, immediately exercisable unless the acquiring entity or successor assumes or replaces the unvested stock options or stock awards granted to the officer and the acquiring entity or successor offers the officer employment after the change in control and his or her employment is not thereafter terminated by the officer for good reason or by the acquiring entity or successor for any reason other than death or for cause.

(12) For purposes of determining the value of payments to Mr. Girin, it is assumed that any notice requirements under applicable law will have been satisfied.

RELATED PERSON RELATIONSHIPS AND TRANSACTIONS

Relationship with Warburg Pincus Entities

As of March 23, 2007, Warburg Pincus Entities beneficially owned approximately 64.2% of our outstanding common stock. Elizabeth H. Weatherman, one of our directors, is a Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. As described in more detail below under the heading “—Holders Agreement,” Ms. Weatherman was elected to our board of directors as a board designee of the Warburg Pincus Entities and the Vertical Funds, as was Richard B. Emmitt, another one of our directors. In July 2006, Douglas W. Kohrs, one of our directors, became President and Chief Executive Officer of Tornier B.V., a global orthopedic company and majority-owned subsidiary of Warburg Pincus.

Holders Agreement

We are a party to a holders agreement along with our principal stockholders, the Warburg Pincus Entities and the Vertical Fund, and certain of our directors and executive officers, including Dale A. Spencer, James M. Corbett and Stacy Enxing Seng. Pursuant to the terms of this agreement, we are required to nominate and use our best efforts to have elected to our board of directors:

•       two persons designated by the Warburg Pincus Entities and the Vertical Funds if the Warburg Pincus Entities, the Vertical Funds and their affiliates collectively beneficially own 20% or more of our common stock; or

•       one person designated by the Warburg Pincus Entities and the Vertical Funds if the Warburg Pincus Entities, the Vertical Funds and their affiliates collectively beneficially own at least 10% but less than 20% of our common stock.

Mr. Emmitt and Ms. Weatherman are the initial designees under the holders agreement. The parties to the holders agreement also agreed to be subject to lock-up agreements in certain circumstances, including in up to two registration statements filed after our initial public offering.

Registration Rights Agreement

On June 21, 2005, we entered into a registration rights agreement with certain of our stockholders, directors, officers and employees, including, among others, Warburg Pincus, The Vertical Group, Dale A. Spencer, James M. Corbett and Stacy Enxing Seng, who we refer to as the holders, with respect to shares of our common stock held by them. Pursuant to the registration rights agreement, we agreed to:

•       use our reasonable best efforts to effect up to two registered offerings of at least $10 million each upon the demand of the holders of not less than a majority of the shares of our common stock then held by the holders;

•       use our best efforts to effect up to three registrations of at least $1 million each on Form S-3, once we become eligible to use such form, if any holder so requests; and

•       maintain the effectiveness of each such registration statement for a period of 120 days or until the distribution of the registrable securities pursuant to the registration statement is complete.

Pursuant to the registration rights agreement, the holders also have incidental or “piggyback” registration rights with respect to any registrable shares, subject to certain volume and marketing restrictions imposed by the underwriters of the offering with respect to which the rights are exercised. We also agreed to use our best efforts to qualify for the use of Form S-3 for secondary sales. We agreed to bear the expenses, including the fees and disbursements of one legal counsel for the holders, in connection with the registration of the registrable securities, except for any underwriting commissions relating to the sale of the registrable securities.

Loans from Majority Stockholder to Executive Officers and Directors

Warburg Pincus, our majority stockholder, has entered into loan agreements with a number of our officers and directors, each as described below. These loans are full recourse. The purpose of these loans was to fund the purchase of equity interests in ev3 LLC or its predecessors and were not arranged by such entities.

James M. Corbett, our President and Chief Executive Officer and one of our directors, is a party to two loan agreements with Warburg Pincus, both of which accrue interest at the rate of 3.46% per annum and mature on September 30, 2007 and February 20, 2008. As of December 31, 2006, the aggregate outstanding principal amount of these loans was approximately $1,167,943, which also represents the largest aggregate principal amount outstanding during 2006. Mr. Corbett did not pay any principal or interest during 2006.

Dale A. Spencer, one of our directors, is a party to nine loan agreements with Warburg Pincus, which accrue interest at rates per annum ranging from 3.46% to 6.10% and have maturities ranging from May 31, 2006 to February 20, 2008. Mr. Spencer sold 4,200 shares of our common stock in our initial public offering upon exercise by the underwriters of their over-allotment option and used the proceeds from the sale of those shares to repay a portion of his loans from Warburg Pincus. As of December 31, 2006, the aggregate outstanding principal amount of these loans was approximately $3,804,299, which also represents the largest aggregate principal amount outstanding during 2006. Mr. Spencer did not pay any principal or interest during 2006.

Stacy Enxing Seng, our President, Cardio Peripheral Division, is a party to four loan agreements with Warburg Pincus, which accrue interest at rates per annum ranging from 4.63% to 4.77% and have maturities ranging from May 31, 2005 to March 5, 2006. The largest aggregate amount of principal outstanding during 2006 was approximately $316,426, which is the amount Ms. Enxing Seng paid off in full, together with approximately $66,392 in interest, on September 29, 2006.

MTI Transaction

On January 6, 2006, we acquired the outstanding shares of MTI that we did not already own through a merger of Micro Investment, LLC, our wholly owned subsidiary, with and into MTI, with MTI continuing as the surviving corporation and a wholly owned subsidiary of ev3 Inc. Pursuant to an agreement and plan of merger, dated as of November 14, 2005, by and among us, Micro Investment, LLC and MTI, and as a result of the merger, each share of common stock of MTI outstanding at the effective time of the merger was automatically converted into the right to receive 0.476289 of a share of our common stock and cash in lieu of any fractional share of our common stock. In addition, each outstanding option to purchase shares of MTI common stock was converted into an option to purchase shares of our common stock on the same terms and conditions (including vesting) as were applicable under such MTI option and the exercise price and number of shares for which each such option is (or will become) exercisable was adjusted based on the exchange ratio indicated above. In connection with the merger, we issued approximately 7.0 million new shares of our common stock to MTI’s public stockholders. The shares of our common stock issued in the merger were registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-129956) initially filed with the SEC on November 23, 2005 and declared effective on December 7, 2005.  Subsequent to the completion of the merger, MTI filed a Form 15 with the SEC to terminate registration of MTI’s common stock under the Securities Exchange Act of 1934, as amended, and MTI’s common stock was delisted from trading on the NASDAQ National Market as of the close of the market on January 6, 2006.

At the time of the MTI transaction, Messrs. Corbett, Emmitt, Spencer and Ms. Weatherman, each of whom are members of our board of directors, also served on the MTI board of directors, and received the same merger consideration as other MTI common stockholders and option holders. As a result of the MTI transaction, Mr. Corbett beneficially owned 88,500 shares of MTI common stock and received options to purchase 40,008 shares of our common stock in the transaction; Messrs. Emmitt and Spencer each beneficially owned 25,000 shares of MTI common stock and received options to purchase 13,336 shares of our common stock; and Ms. Weatherman beneficially owned 34,066,579 shares of MTI common stock and received options to purchase 13,336 shares of our common stock.

The merger agreement provides that we and MTI as the surviving corporation will indemnify each of the present and former MTI directors, special committee members, officers and employees of MTI for a period of six years after the completion of the merger against liabilities for their actions or omissions as directors, special committee members, officers or employees before the completion of the merger, including for acts or omissions occurring in connection with the approval of the merger agreement and the completion of the merger.

The merger agreement also provides that all rights to indemnification by MTI now existing in favor of each indemnified party, as provided in MTI’s certificate of incorporation or bylaws or pursuant to any other agreements in effect on the date of the merger agreement, will survive the merger. For a period of six years following the completion of the merger, we will cause the certificates of incorporation and bylaws of MTI and any of its subsidiaries to contain provisions no less favorable with respect to such indemnification and exculpation rights.

The merger agreement also provides that for a period of six years after the completion of the merger, MTI as the surviving corporation will provide to the MTI directors, special committee members, officers and employees liability insurance protection with the same coverage and in the same amount as and on terms no less favorable to such individuals than that provided by MTI’s insurance policies at the time of the merger. The persons benefiting from the insurance provisions of the merger agreement include all persons who served as directors and officers of MTI prior to the completion of the merger who were covered by MTI’s insurance policy at the time of the merger. MTI will not be required to expend in any one year an amount more than 200% of the annual premiums paid by MTI as of the date of the merger agreement for directors’ and officers’ liability insurance, and if that insurance cannot be obtained at all or if the annual premiums of that insurance coverage exceed this amount, MTI will be obligated to obtain the maximum amount of such insurance available for a cost not exceeding that amount.

Arrangements Regarding Board of Directors of MTI

Prior to the merger of Micro Investment, LLC, our wholly owned subsidiary, or MII, with and into MTI in January 2006, MII was a party to a securities purchase agreement with MTI which contained certain board of director and other provisions. Pursuant to this agreement, MTI was obligated to nominate and use its best efforts to cause to be elected and to remain as a director on its board of directors:

•       one person designated by MII, as long as MII owned at least 5%, but less than 10%, of the outstanding shares of common stock of MTI;

•       two persons designated by MII, as long as MII owned at least 10%, but less than 20%, of the outstanding shares of common stock of MTI;

•       three persons designated by MII, as long as MII owned at least 20%, but less than 30%, of the outstanding shares of common stock of MTI; and

•       four persons designated by MII, as long as MII owned at least 30% of the outstanding shares of common stock of MTI.

In addition, the securities purchase agreement provided that for so long as MII owned at least 10% of the outstanding shares of MTI’s common stock, at least one of the members of the MTI’s board of directors designated by MII would serve as a member of each committee of the board. MII’s designees to MTI’s board of directors were Dale A. Spencer, Richard B. Emmitt and Elizabeth H. Weatherman, each of whom is also one of our directors. In addition, James M. Corbett, our President and Chief Executive Officer who is one of our directors, was chairman of MTI’s board of directors from January 2002 through January 2006 and was MTI’s acting President and Chief Executive Officer from April 2002 through October 2002.

Pursuant to the terms of the securities purchase agreement, we also had a right to participate in future sales by MTI of its equity securities based upon the percentage ownership in MTI at the time of the sale, except in certain limited circumstances. This subscription right would have terminated if MII’s ownership percentage in MTI fell below 10%.

James M. Corbett, Richard B. Emmitt, Dale A. Spencer and Elizabeth H. Weatherman, members of our board of directors, served on MTI’s board of directors through January 6, 2006. Messrs. Corbett, Emmitt and Spencer and Ms. Weatherman received grants of options to purchase shares of MTI common stock as compensation for their services as directors of MTI. These options converted into options to purchase shares of our common stock in connection with the merger of Micro Investment, LLC with and into MTI in January 2006. Currently, James M. Corbett and Patrick D. Spangler serve as directors of MTI. These individuals do not receive any separate compensation for their services as directors of MTI.

Director and Executive Officer Compensation

Please see “Director Compensation” and “Executive Compensation” for information regarding the compensation of our directors and executive officers and for information regarding employment, consulting, change in control, indemnification and other agreements we have entered into with our directors and executive officers.

Policies and Procedures Regarding Related Party Transactions

Our board of directors has delegated to our audit committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for our audit committee to take an action with respect to a proposed related party transaction, the board or another committee of the board, may approve or ratify it. No member of the board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

Our policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to our legal department of the facts and circumstances of the proposed transaction, including:

•       the related party’s relationship to us and his or her interest in the transaction;

•       the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•       the purpose and benefits of the proposed related party transaction with respect to us;

•       if applicable, the availability of other sources of comparable products or services; and

•       an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the legal department determines the proposed transaction is a related party transaction, the proposed transaction will be submitted to the audit committee for consideration. In determining whether to approve a proposed related party transaction, the audit committee will consider, among other things, the following:

•       the purpose of the transaction;

•       the benefits of the transaction to us;

•       the impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

•       the availability of other sources for comparable products or services;

•       the terms of the transaction; and

•       the terms available to unrelated third parties or to employees generally.

We also produce quarterly reports of any amounts paid or payable to, or received or receivable from, any related party. These reports allow us identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the audit committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under our policy, certain related party transactions as defined under our policy will be deemed to be pre-approved by the audit committee and will not be subject to these procedures.

PROPOSAL TWO—APPROVAL OF ev3 INC. SECOND AMENDED AND RESTATED
2005 INCENTIVE STOCK PLAN

Introduction

In 2005, our board of directors and stockholders approved the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan. Under the plan, equity compensation awards consisting of stock options, stock appreciation rights, stock grants and stock unit grants may be made to our eligible employees, non-employee directors and consultants. In 2006, our board of directors and stockholders amended the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan to increase the number of shares of common stock reserved for issuance from 4,000,000 shares to 6,000,000 shares.

On March 30, 2007, our board of directors approved an amended and restated plan, subject to stockholder approval at the Annual Meeting. At the Annual Meeting, our stockholders will vote on whether to approve the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan (the “2005 Plan”), which includes the following changes from our current plan:

•       an increase in the number of shares of common stock reserved for issuance, from 6,000,000 shares to 8,000,000 shares;

•       an extension of the plan’s term from 2015 to 2017, which is the date 10 years following stockholder approval at the Annual Meeting;

•       removal of the former aggregate limits on types of grants made, other than the 2,000,000 share limit on incentive stock options and the total shares available for issuance under the 2005 Plan;

•       addition of provisions stating that awards assumed under the plan in connection with acquisitions (and shares issued under such awards) do not count against the shares reserved for issuance, and allowing shares available under option plans assumed in acquisitions to be added to the shares reserved for issuance, consistent with exemptions available under NASDAQ shareholder approval requirements;

•       changes to the option exercise provisions, allowing “net exercises” and payment by attestation as to ownership of existing shares;

•       addition of provisions expressly allowing “sub plans” for local law and tax compliance for international employees; and

•       clarification of plan provisions for purposes of exemptions from the deduction limitations under Section 162(m) of the Internal Revenue Code, as well as general updates for compliance with Section 409A of the Internal Revenue Code and current guidance thereunder.

The amendment to increase the number of shares of our common stock authorized for issuance under the 2005 Plan by 2,000,000 shares is intended to ensure that sufficient shares of our common stock will be available for us to continue to grant stock options, stock grants and other incentive awards to key employees and independent contractors. As of March 31, 2007, 1,875,356 shares remained available for issuance under the 2005 Plan.

Providing stock option grants, stock grants and other incentive awards under the 2005 Plan is an important element in the overall success of our company. In general, our board of directors believes that equity-based incentives align the interests of our management and employees with those of our stockholders. In addition, providing stock option grants, stock grants and other incentive awards under the 2005 Plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors our board of directors believes necessary for us to achieve our goals. Given the intense competition for such personnel, our board of directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

The purpose of submitting the 2005 Plan to the vote of our stockholders is to implement the amendments discussed above and satisfy one of the requirements under Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation for certain future awards granted under the 2005 Plan. See “—Federal Income Tax Consequences” below.

Summary of the 2005 Plan

A general description of the material features of the 2005 Plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the 2005 Plan assumes the approval of the 2005 Plan. The summary is qualified in its entirety by reference to the full text of the 2005 Plan, a copy of which may be obtained by contacting us. A copy of the 2005 Plan has also been filed electronically with the SEC as an appendix to this proxy statement and is available through the SEC’s website at http://www.sec.gov.

Purpose.   The primary purpose of the 2005 Plan is to (a) attract and retain eligible employees, non-employee directors and consultants, (b) provide an incentive to eligible employees, non-employee directors and consultants to work to increase the value of the common stock of our company and (c) provide eligible employees, non-employee directors and consultants with a stake in the future of our company that corresponds with the stake of our stockholders.

Eligibility.   Employees and consultants of our company, our subsidiaries and affiliates, and our non-employee directors are eligible to receive stock-based incentive awards under the 2005 Plan. A non-employee director is any member of our board of directors who is not an employee of us or a parent, subsidiary or affiliate of us. As of the date of this proxy statement, approximately 1,051 individuals were eligible to receive stock-based incentive awards under the 2005 Plan, including approximately 1,000 employees, 7 non-employee directors, and 44 consultants. Although not necessarily indicative of future grants under the 2005 Plan, approximately 262 of the eligible recipients have been granted stock options or restricted stock awards under the 2005 Plan.

Administration.   The 2005 Plan is administered by the board of directors and the compensation committee of our board of directors. The board of directors grants all stock options and other incentive awards under the 2005 Plan to our executive officers and directors. A non-employee director subcommittee of the compensation committee grants all other stock options and other incentive awards under the 2005 Plan. The term “committee” as used in this description of the 2005 Plan refers to either the board of directors, the compensation committee or the non-employee director subcommittee of the compensation committee administering the 2005 Plan. Under the 2005 Plan, the committee has the authority to administer and interpret the 2005 Plan and to take such action in the administration and operation of the 2005 Plan as the committee deems equitable under the circumstances, which will be binding on our company and on each affected eligible employee, non-employee director or consultant. The committee has the authority and discretion to establish the terms, conditions, performance criteria, restrictions and other provisions of awards (subject to the restrictions contained in the 2005 Plan) granted under the 2005 Plan. In addition, the committee may establish “sub plans” for the purposes of local laws and tax compliance for international employees. The committee may not reduce the exercise price of an option after it is granted, whether through amendment, cancellation, replacement grant or otherwise, without obtaining stockholder approval.

Shares Available for Issuance.   The number of shares of our common stock authorized for issuance under the 2005 Plan will be 8,000,000, if this proposal to amend the 2005 Plan is approved by our stockholders. In addition, awards assumed under the 2005 Plan in connection with acquisitions (and shares issued under such awards) do not count against the shares reserved for issuance, and shares available under option plans assumed in acquisitions will be added to the shares reserved for issuance, consistent with exemptions available under NASDAQ shareholder approval requirements. Shares issued pursuant to the exercise of stock options, stock appreciation rights or stock grants reduce the number of shares of common stock available for issuance under the 2005 Plan. Any shares of common stock that are forfeited after being granted will again be available for issuance under the 2005 Plan. However, any shares of common stock used to pay the exercise price of an option or used to satisfy any purchase price required to be paid in connection with a stock grant will no longer be available for issuance under the 2005 Plan.

Grant Limits.   No eligible employee, non-employee director or consultant may, in any calendar year, be granted options to purchase more than 300,000 shares of our common stock or stock appreciation rights that are based on the appreciation of more than 300,000 shares of common stock. In addition, no stock grants or stock unit grants may be made where the fair market value of the common stock subject to such grants as of the date of grant exceeds $10,000,000. The 2005 Plan no longer restricts the number of non-forfeitable shares of stock that may be issued pursuant to stock grants.

Adjustments.   The number, kind or class of shares of common stock reserved for issuance under the 2005 Plan, the annual grant limits, the number, kind or class of shares of common stock underlying the options or stock appreciation rights granted under the 2005 Plan, and the option price of such options and the stock appreciation rights value, as well as the number, kind or class of shares of common stock subject to stock grants or stock unit grants under the 2005 Plan, will be adjusted by the committee in an equitable manner to reflect any equity restructuring or change in our capitalization or any corporate transaction described in Section 424(a) of the Internal Revenue Code that does not constitute a change in control of our company. In the event of any corporate transaction described in Section 424(a) of the Internal Revenue Code that does not constitute a change in control of our company, the committee will have the right to make stock grants and option and stock appreciation right grants to complete the assumption of, or the substitution for, stock grants, stock unit grants, and option and stock appreciation right grants previously made by any other corporation to the extent that such substitution or assumption is required. Furthermore, if the committee makes any such grants in accordance with a required substitution or assumption, the committee will have the right to increase the number of shares of common stock available for issuance under the 2005 Plan by the number of shares of common stock subject to such grant.

Options.   Under the 2005 Plan, the non-incentive stock options may be granted to eligible employees, non-employee directors and consultants. Incentive stock options, however, which are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code, may only be granted to eligible employees of our company or a subsidiary or parent of our company, as those terms are defined in Sections 424(e) and 424(f) of the Internal Revenue Code, respectively. The terms and conditions of each option will be determined by the committee, but no option will be granted at an exercise price that is less than the fair market value of our common stock as determined on the grant date in accordance with the terms of the 2005 Plan. In addition, if the option is an incentive stock option that is granted to a 10% stockholder of our company or any parent or subsidiary of our company, the exercise price may be no less than 110% of the fair market value of the shares of common stock underlying the option on the grant date. Moreover, no eligible employee may be granted incentive stock options that are first exercisable in any calendar year for shares of our common stock having an aggregate fair market value (determined as of the date that the incentive stock option was granted) that exceeds $100,000. “Fair market value” under the 2005 Plan means the closing sales price of our common stock as reported by The Wall Street Journal as of a specified date. As of March 30, 2007, the fair market value of a share of our common stock was $19.70.

Each option granted under the 2005 Plan will be exercisable as provided in the grantee’s option certificate. However, if the only condition to the exercise of an option is the completion of a period of service, such period of service will not be less than one year, starting on the date the option is granted, unless the committee determines that a shorter period of service (or no period of service) better serves our interest. No option may be exercisable more than ten years from the grant date (or, if the option is an incentive stock option granted to a 10% stockholder of our company and our affiliates, more than five years from the grant date). Any events that result in a forfeiture of the grant will be set forth in the grantee’s option certificate.

Grantees may pay the exercise price of stock options in cash, except that our compensation committee may allow payment to be made (in whole or in part) by tender, or attestation as to ownership, of shares that are already owned by the grantee that are acceptable to the committee, by a “cashless exercise” effected through an unrelated broker through a sale on the open market, by a “net exercise” of the option, or by a combination of such methods. In the case of a “net exercise” of an option, we will not require a payment of the exercise price of the option from the grantee but will reduce the number of shares of common stock issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of common stock will no longer be outstanding under an option (and will therefore not thereafter be exercisable) following the exercise of such option to the extent of (i) shares used to pay the exercise price of an option under the “net exercise,” (ii) shares actually delivered to the participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

Stock Appreciation Rights.   Stock appreciation rights entitle the holder to receive the appreciation in the fair market value of one share of common stock as of the date such right is exercised over the baseline price specified in the option or stock appreciation rights certificate (which baseline price is referred to as the “stock appreciation right value”) multiplied by the number of shares of our common stock for which the stock appreciation rights are exercised. The “stock appreciation rights value” for stock appreciation rights must equal or exceed the fair market value of a share of our common stock as determined on the grant date in accordance with the terms of the 2005 Plan. Under the 2005 Plan, stock appreciation rights may be granted either as part of an option or as stand-alone stock appreciation rights. If a stock appreciation right is granted together with an option, then the exercise of the stock appreciation rights will cancel the right to exercise the related option. Likewise, the exercise of the option will cancel the right to exercise the related stock appreciation rights. Stock appreciation rights granted as a part of an option will be exercisable only while the related option is exercisable. Stand-alone stock appreciation rights will be exercisable as provided in the stock appreciation rights certificate. The committee in its discretion may require completion of a period of service as an eligible employee, non-employee director or consultant before a stock appreciation right may be exercised, but if the only condition to the exercise of a stock appreciation right is the completion of a period of service, such period of service will not be less than one year, starting on the date the stock appreciation right is granted, unless the committee determines that a shorter period of service (or no period of service) better serves our interest.

Stock Grants.   Stock grants are grants that are designed to result in the issuance of common stock to the eligible employee, non-employee director or consultant to whom the grants are made, and stock grants may be made by the committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The committee, in its discretion, may provide that the rights of an eligible employee, non-employee director or consultant in a stock grant will be forfeitable unless certain conditions are satisfied. These conditions may include, for example, a requirement that the eligible employee continue employment or the non-employee director or consultant continue service with our company or a parent, subsidiary or affiliate of our company for a specified period or that our company or the eligible employee achieve stated performance goals or other objectives. If the only condition to the forfeiture of a stock grant is the completion of a period of service, such period of service will not be less than three years, starting on the date the stock grant is made, unless the committee determines that a shorter period of service (or no period of service) better serves our interest. Except as otherwise set forth in the stock grant certificate, if a cash dividend is paid on common stock subject to a stock grant while such stock grant remains subject to forfeiture conditions, then the cash dividend will be paid in cash directly to the eligible employee, non-employee director or consultant. If a stock dividend is paid on common stock subject to a stock grant while such common stock remains subject to forfeiture conditions, then the stock dividend will be held by us subject to the same conditions or restrictions as the related stock grant. Except as otherwise set forth in the stock grant certificate, an eligible employee, non-employee director or consultant will have the right to vote common stock issued under a stock grant while such common stock remains subject to forfeiture conditions.

Stock Unit Grants.   Stock unit grants are awards designed to result in cash payments to the eligible employees, non-employee directors and consultants to whom such grants are made based on the fair market value of the common stock underlying the grant, and stock unit grants may be made by the committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The terms and conditions for a stock unit grant will be set forth in the certificate evidencing the grant and may include, for example, a requirement that the eligible employee continue employment or the non-employee director or consultant continue service with our company or a parent, subsidiary or affiliate of us for a specified period of time or that we or the eligible employee achieve stated performance goals or other objectives. If the only condition to the forfeiture of a stock unit grant is the completion of a period of service, such period of service will not be less than three years, starting on the date the stock unit grant is made, unless the committee determines that a shorter period of service (or no period of service) better serves our interest.

Transferability.   All awards granted under the 2005 Plan are non-transferable, except for certain transfers as described below and transfers by an eligible employee, non-employee director or consultant pursuant to a will or under the laws of descent and distribution. Awards granted under the 2005 Plan may be transferred by an eligible employee, non-employee director or consultant to family members (as defined for purposes of Form S-8 under the Securities Act of 1933, as amended) of such eligible employee, non-employee director or consultant to a trust exclusively for the benefit of one or more of the family members of such eligible employee, non-employee director or consultant; however, such transfer must be made as a gift without consideration and comply with applicable securities laws. An award exercisable during the lifetime of an eligible employee, non-employee director or consultant may be exercised only by the eligible employee, non-employee director or consultant.

Change in Control.   If there is a change in control of our company, then, generally, all conditions to the exercise of all outstanding options and stock appreciation rights and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied; provided if any such issuance or forfeiture condition relates to satisfying any performance goal and there is a target for the goal, the issuance or forfeiture condition will be deemed satisfied generally only to the extent of the stated target. Our board of directors will have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding awards after giving eligible employees, non-employee directors and consultants a reasonable period of time to exercise their outstanding options and stock appreciation rights or to take such other action as is necessary to receive common stock subject to stock grants and the cash payable under any stock unit grants.

A change in control means, generally, (a) the acquisition by any person, entity or group (excluding, for this purpose, our company or our subsidiaries, any employee benefit plan of ours or our subsidiaries which acquires beneficial ownership of voting securities of us, any qualified institutional investor who meets the requirements of Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934, as amended, Warburg Pincus LLC and its affiliates, and The Vertical Group, L.P. and its affiliates) of 20% or more of the outstanding shares of common stock or the combined voting power of our then outstanding capital stock, (b) the current members of our board of directors, or their approved successors, cease to constitute a majority of the board of directors, (c) the approval by stockholders of a reorganization, merger or consolidation with respect to which persons who were stockholders of our company immediately prior to the reorganization, merger or consolidation do not own more than 50% of the combined voting power of the resulting reorganized, merged or consolidated corporation’s outstanding voting securities or (d) the approval by stockholders of the sale of all or substantially all of our assets or a dissolution or liquidation of our company.

Term; Amendment and Termination.   No award may be granted or made under the 2005 Plan on or after the earlier of (a) May 15, 2017, which is the tenth anniversary of the new effective date of the 2005 Plan, assuming approval by our stockholders at the Annual Meeting, or (b) the date on which all common stock reserved under the 2005 Plan has been issued or is no longer available for use under the 2005 Plan (on which date the 2005 Plan will automatically terminate). Our board of directors may amend the 2005 Plan as it deems necessary or appropriate. No amendment may be made on or after the effective date of a change in control of our company to the section of the 2005 Plan governing a change in control that might adversely affect any rights that otherwise would vest upon a change in control. Our board of directors may suspend the granting of awards at any time and may terminate the 2005 Plan at any time, however, it may not unilaterally modify, amend or cancel any award previously made without the consent of the holder of such award unless there is a dissolution or liquidation of our company or a corporate transaction or change in control as prescribed in the 2005 Plan. The 2005 Plan will be not be amended without the approval of our stockholders, to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of our common stock are then listed. No award may be granted after the 2005 Plan is terminated, however, awards outstanding upon termination of the 2005 Plan, may continue to be exercised or become free of restrictions according to their terms.

Performance-Based Compensation

Section 162(m) of the Code generally prohibits a publicly traded company from deducting certain executive compensation in excess of $1,000,000 per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance criteria. In order for executive compensation in excess of $1,000,000 per year to qualify for this exception, the awards must be granted by a committee consisting solely of two or more outside directors meeting the requirements of Section 162(m).

Under the 2005 Plan, the committee has the authority to make stock grants and stock unit grants to eligible employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals, which are objectively determinable measures related to:

•       return over capital costs or increases in return over capital costs;

•       total earnings or the growth in such earnings;

•       consolidated earnings or the growth in such earnings;

•       earnings per share or the growth in such earnings;

•       net earnings or the growth in such earnings;

•       earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings;

•       earnings before interest and taxes or the growth in such earnings;

•       consolidated net income or the growth in such income;

•       value of our common stock or the growth in such value;

•       stock price or the growth in such price;

•       return on assets or the growth on such return;

•       cash flow or the growth in such cash flow;

•       total shareholder return or the growth in such return;

•       expenses or the reduction of such expenses;

•       sales growth;

•       overhead ratios or changes in such ratios;

•       expense-to-sales ratios or the changes in such ratios; or

•       economic value added or changes in such value added.

With respect to “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, the committee will establish the related performance goal(s) for each year no later than the latest date permissible under Section 162(m), provided that the outcome is substantially uncertain at the time the committee actually establishes the performance goals. The committee will also determine and certify in writing prior to payment to a “covered employee” of a performance-based stock grant or stock unit grant whether and to what extent the selected performance goal(s) has (have) been satisfied.

Currently, Section 162(m) and related regulations require that stockholders re-approve the material terms of the performance criteria every five years in order to qualify for the exemption. Stockholder approval of the 2005 Plan at our Annual Meeting will be deemed to include approval of the performance criteria in the 2005 Plan and will allow us to qualify for the Section 162(m) exception if at any time we desire to exempt issuances within the meaning of Section 162(m) and our compensation committee responsible for issuing and administering options and performance based  awards under the 2005 Plan consists entirely of two or more “outside directors” within the meaning of Section 162(m).

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% stockholders of our company or to any individual participant who receives an incentive award under the 2005 Plan.

Incentive Stock Options.   In general, an eligible employee will not recognize federal taxable income upon the grant or the exercise of an incentive stock option, and we will not be entitled to an income tax deduction upon the grant or the exercise of an incentive stock option. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment in computing the eligible employee’s alternative minimum taxable income. If the eligible employee does not dispose of the common stock received pursuant to the exercise of the incentive stock option within two years after the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock options, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and the exercise price of the option. We will not be entitled to any income tax deduction as a result of such disposition.

If the eligible employee disposes of the common stock acquired upon exercise of the incentive stock option within two years after the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock options, then in the year of such disposition, the eligible employee generally will recognize ordinary income, and we will be entitled to an income tax deduction (provided we satisfy applicable federal income tax reporting requirements), in an amount equal to the lesser of: (a) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (b) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income will be taxed to the eligible employee as short-term or long-term capital gain (depending on the period of time the eligible employee held the common stock).

Non-Incentive Stock Options.   An eligible employee, non-employee director or consultant will not recognize any federal taxable income upon the grant of a non-incentive stock option, and we will not be entitled to an income tax deduction at the time of such grant. Upon the exercise of a non-incentive stock option, the eligible employee, non-employee director or consultant generally will recognize ordinary income and we will be entitled to take an income tax deduction (provided we satisfy applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the eligible employee, non-employee director or consultant, he or she will recognize short-term or long-term capital gain or loss (depending on the period of time the eligible employee held the common stock).

Stock Appreciation Rights.   An eligible employee, non-employee director or consultant will recognize ordinary income for federal income tax purposes upon the exercise of a stock appreciation right under the 2005 Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the eligible employee, non-employee director or consultant will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that he or she receives as a result of such exercise. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee, non-employee director or consultant in the same taxable year in which the eligible employee, non-employee director or consultant recognizes such income (provided we satisfy applicable federal income tax reporting requirements).

Stock Grants.   An eligible employee, non-employee director or consultant is not subject to any federal income tax when a stock grant is made, nor are we entitled to an income tax deduction at such time, unless the restrictions on the common stock do not present a “substantial risk of forfeiture” or the stock is “transferable,” each within the meaning of Section 83 of the Internal Revenue Code. Common stock that is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code is transferable within the meaning of that section if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the stock grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee, non-employee director or consultant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock transferred to the eligible employee, non-employee director or consultant, generally determined on the date the stock grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares.

Stock Unit Grants.   An eligible employee, non-employee director or consultant is not subject to any federal income tax upon the grant of a stock unit grant, nor does a stock unit grant result in an income tax deduction for us. In the year that the stock unit grant is redeemed for cash or transferable, the eligible employee, non-employee director or consultant will recognize ordinary income in an amount equal to the amount of the payment made under the stock unit grant or received in the transfer. Guidance from the Internal Revenue Service provides that stock unit grants will be subject to the new rules for taxing deferred compensation. If the stock unit grant fails to satisfy the requirements under the new rules for taxing deferred compensation, the eligible employee, non-employee director or consultant will be subject to tax immediately (or when vested, if later) at his or her standard rate plus an additional tax of 20%. If the stock unit grant is forfeited, the eligible employee, non-employee director or consultant will recognize no gain. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee, non-employee director or consultant in the same taxable year in which the eligible employee, non-employee director or consultant recognizes such income (provided we satisfy applicable federal income tax reporting requirements).

Excise Tax on Excess Parachute Payments.   Parachute payments are payments to employees or independent contractors who are also officers, stockholders or highly compensated individuals that are contingent upon a change in ownership or control. In certain circumstances the grant, vesting, acceleration or exercise of options or other incentive awards could be treated as contingent on a change in ownership or control for purposes of determining the amount of a parachute payment. In general, the amount of a parachute payment would be the cash or the fair market value of the property received (or to be received) less the amount paid for such property. All or a portion of that parachute payment may be considered an excess parachute payment. If an individual were found to have received an excess parachute payment, he or she would be subject to a special 20% excise tax on the amount of the excess parachute payments, and we would not be allowed to claim any deduction with respect to such payments.

Section 162(m).   Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our five most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is stockholder approval of the material terms of the plan under which the options or stock appreciation rights are granted, including a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted during a period of time. Approval of this Proposal Two will constitute approval of the material terms of the 2005 Plan. Other requirements are that the option or stock appreciation right be granted by a committee consisting solely of two or more outside directors and that the exercise price of the option or stock appreciation right be not less than the fair market value of our common stock on the date of grant. Accordingly, if these other requirements are met and if this Proposal Two is approved by our stockholders, we believe this will allow us to qualify for the Section 162(m) exception if at any time we desire to exempt issuances within the meaning of Section 162(m) and our compensation committee consists entirely of two or more “outside directors” within the meaning of Section 162(m).

Section 409A.   The foregoing discussion of tax consequences of incentive awards assumes that the incentive award discussed is either not subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements.

Section 409A, as added by the American Jobs Creation Act of 2004, provides new tax rules for deferred compensation that is deferred or becomes vested after December 31, 2004. In the event an incentive award is a “deferred compensation arrangement” subject to Section 409A and it fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally have immediately taxable income on the amount “deferred,” would be required to pay an additional 20% income tax, and must pay interest on the tax that would have been paid but for the deferral.

Incentive Awards Granted Under the 2005 Plan

The following table discloses the benefits or amounts that will be received by or allocated to each of the following under the 2005 Plan if this proposal is approved by our stockholders:

ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan

Name and Position	Number of Shares Underlying Options
James M. Corbett	0
President and Chief Executive Officer
Patrick D. Spangler	0
Chief Financial Officer and Treasurer
Stacy Enxing Seng	0
President, Cardio Peripheral Division
Pascal E.R. Girin	0
President, International
Jeffrey J. Peters	0
Chief Technology Officer
Executive Group	0
Non-Executive Director Group	140,000	(1)
Non-Executive Officer Employee Group	0

(1)          On an annual basis, each non-employee director receives an option, effective as of the date of our annual meeting of stockholders, to purchase 20,000 shares of our common stock.

Except as set forth above, no information can be provided with respect to the number or types of awards that may be granted to particular eligible recipients or groups of recipients in the future under the 2005 Plan. Such awards are within the discretion of the board of directors and a non-employee director subcommittee of the compensation committee of the board of directors, and neither the board of directors nor such committee has determined any other future awards or who might receive them. It has been the practice of the board of directors and the non-employee director subcommittee, however, to grant new outside directors and certain new employees stock options and to grant current outside directors and certain employees stock options on an annual basis.

As of the date of this proxy statement, we had granted options and other incentive awards under the 2005 plan as follows:

Name and Position	Number of Shares Underlying Options	Number of Restricted Shares/Units
James M. Corbett	600,000	143,860
President and Chief Executive Officer
Patrick D. Spangler	128,500	16,447
Chief Financial Officer and Treasurer
Stacy Enxing Seng	159,072	70,857
President, Cardio Peripheral Division
Pascal E.R. Girin	163,000	26,930
President, International
Jeffrey J. Peters	113,340	34,254
Chief Technology Officer
Executive Group	1,488,517	351,193
Non-Executive Director Group	255,000	0
All Other Employee Group	1,578,673	370,513

Securities Authorized for Issuance Under Equity Compensation Plans

The following table and notes provide information about shares of our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2006.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,359,248 (1)	$12.47	3,831,571 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	5,359,248	$12.47	3,831,571

(1)          Amount includes options outstanding as of December 31, 2006 under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan, the ev3 LLC Amended and Restated 2003 Incentive Plan, the Micro Therapeutics, Inc.’s 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan or the Micro Therapeutics, Inc.’s 1996 Stock Incentive Plan, as amended.

(2)          Amount includes 3,081,571 shares remaining available at December 31, 2006 for future issuance under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan and 750,000 shares remaining available at December 31, 2006 for future issuance under the ev3 Inc. Employee Stock Purchase Plan.

Board of Directors Recommendation

Our board of directors unanimously recommends that the stockholders vote FOR approval of the ev3 Inc. Second Amended and Restated 2005 Incentive Stock Plan.

PROPOSAL THREE—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The audit committee of our board of directors has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007. Although it is not required to do so, our board of directors is asking our stockholders to ratify the audit committee’s selection of Ernst & Young LLP. If our stockholders do not ratify the selection of Ernst & Young LLP, another independent registered public accounting firm will be considered by the audit committee of our board of directors. Even if the selection is ratified by our stockholders, the audit committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and its stockholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions. They will also have the opportunity to make a statement if they wish to do so.

Dismissal of Prior Independent Registered Public Accounting Firm

On June 22, 2006, we dismissed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm. The decision to dismiss PwC was approved by our board of directors and the audit committee of our board of directors. The reports of PwC on our combined consolidated financial statements for our fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During our fiscal years ended December 31, 2005 and 2004, and through June 22, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on our financial statements for such years. There were no “reportable events” described in Item 304(a)(1)(v) of SEC Regulation S-K during our fiscal years ended December 31, 2005 and 2004, and through June 22, 2006, except for the existence of then previously reported material weaknesses in our internal control over financial reporting, which were described in detail in a Current Report on Form 8-K which we filed with the SEC on June 28, 2006. We requested that PwC furnish us with a letter addressed to the SEC stating whether or not PwC agreed with the statements made by us as set forth in the Current Report on Form 8-K which we filed with the SEC on June 28, 2006 and, if not, stating the respects in which PwC did not agree. We provided PwC with a copy of the disclosures in the Current Report on Form 8-K and PwC furnished a letter addressed to the SEC dated June 28, 2006, a copy of which was attached to the Form 8-K as Exhibit 16.1.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to us for professional services rendered by Ernst & Young LLP, our current independent registered public accounting firm, for the fiscal years ended December 31, 2006 and December 31, 2005.

	Aggregate Amount Billed by Ernst & Young LLP
	2006	2005
Audit Fees(1)	$1,350,973	—
Audit-Related Fees	—	—
Tax Fees(2)	24,101	—
All Other Fees(3)	1,500	—

(1)          These fees consisted of the audit of our annual financial statements, review of our financial statement included in our quarterly reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements. Also includes fees for services related to the audit of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          These fees consisted of tax compliance, tax advice and tax planning, including preparation of tax forms and some consulting for overseas and foreign tax matters. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence and has determined that it is.

(3)          These fees consisted of the purchase of an on-line accounting research tool. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining Ernst & Young LLP’s independence and has determined that it is.

The following table presents the aggregate fees billed to us for professional services rendered by PricewaterhouseCoopers LLP, our previous independent registered public accounting firm, for the fiscal years ended December 31, 2006 and December 31, 2005.

	Aggregate Amount Billed by PricewaterhouseCoopers LLP
	2006	2005
Audit Fees(1)	$109,327	$1,477,229
Audit-Related Fees(2)	443,266	34,952
Tax Fees(3)	21,250	279,838
All Other Fees(4)	—	6,500

(1)          These fees consisted of the audit of our annual financial statements, review of our financial statement included in our quarterly reports on Form 10-Q, review of our Form S-1 registration statement in connection with our initial public offering and our Form S-4 registration statement in connection with our acquisition of the minority interest of Micro Therapeutics, Inc. and other services normally provided in connection with our statutory and regulatory filings or engagements.

(2)          These fees consisted of primarily of research and consultation assistance in connection with the accounting and reporting treatment of certain transactions, both historical and proposed, as required by generally accepted accounting principles in the United States. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has determined that it is.

(3)          These fees consisted of tax compliance, tax advice and tax planning, including preparation of tax forms and some consulting for overseas and foreign tax matters. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has determined that it is.

(4)          These fees consisted primarily of preparation of Forms 5500 for our employee benefit plans. The audit committee of our board of directors has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has determined that it is.

Pre-Approval Policies and Procedures

The audit committee of our board of directors has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by Ernst & Young LLP to us, are pre-approved by our audit committee. All services rendered by Ernst & Young LLP to us during 2006 were permissible under applicable laws and regulations, and all such services provided by Ernst & Young LLP to us during such time, other than de minimis non-audit services allowed under applicable law, were approved in advance by our audit committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Board Recommendation

The board of directors unanimously recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2006, and based on written representations by our directors and executive officers, all required Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2006.

Stockholder Proposals for 2007 Annual Meeting

Stockholder proposals intended to be presented in the proxy materials relating to our 2007 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before December 18, 2007, unless the date of the meeting is delayed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Any other stockholder proposals to be presented at the 2007 Annual Meeting of Stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices not later than January 17, 2008 nor earlier than December 18, 2007. The proposal must contain specific information required by our amended and restated bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov. If a proposal is not timely and properly made in accordance with the procedures set forth in our amended and restated bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

Our board of directors will consider recommendations for the nomination of directors submitted by holders of our shares of capital stock entitled to vote generally in the election of directors. In accordance with procedures set forth in our amended and restated bylaws, stockholders of record of our company may propose nominees for election to our board of directors only after providing timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice to our Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice.

The notice must set forth, among other things:

•       as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•       as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on our stock transfer books, and of such beneficial owner and (b) the class, series and number of shares of our company which are owned beneficially and of record by such stockholder and such beneficial owner.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Our board of directors will consider only those stockholder recommendations whose submissions comply with these procedural requirements. Our board of directors will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Other Business

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports as permitted by the Securities and Exchange Commission. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, ev3 Inc., 9600 54th Avenue North, Plymouth, Minnesota 55442, telephone: (763) 398-7000. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Copies of 2006 Annual Report

We have sent to each of our stockholders a copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: ev3 Inc., 9600 54th Avenue North, Plymouth, MN 55442, Attn:  Stockholder Information.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided or by voting by Internet or telephone.

By Order of the Board of Directors,

Kevin M. Klemz
Vice President, Secretary and Chief Legal Officer

April 16, 2007

Plymouth, Minnesota

Appendix A

ev3 Inc.

SECOND AMENDED AND RESTATED
2005 INCENTIVE STOCK PLAN

(March 30, 2007)

6.	ELIGIBILITY		9

7.	OPTIONS		9
	7.1.	Committee Action	9
	7.2.	$100,000 Limit	9
	7.3.	Option Price	10
	7.4.	Payment	10
	7.5.	Exercise	11

8.	STOCK APPRECIATION RIGHTS		12
	8.1.	Committee Action	12
	8.2.	Terms and Conditions	12
	8.3.	Exercise	14

9.	STOCK GRANTS		14
	9.1.	Committee Action	14
	9.2.	Conditions	15
	9.3.	Dividends, Voting Rights and Creditor Status	16
	9.4.	Satisfaction of Forfeiture Conditions	18
	9.5.	Performance Based Awards	18

10.	NON-TRANSFERABILITY		23
	10.1.	General Rule	23
	10.2.	Transfers to Family Members	23

11.	SECURITIES REGISTRATION		23

12.	LIFE OF PLAN		24

13.	ADJUSTMENT		25
	13.1.	Capital Structure	25
	13.2.	Available Shares	25
	13.3.	Transactions Described in § 424 of the Code	26
	13.4.	Fractional Shares	27

14.	CHANGE IN CONTROL		27

15.	AMENDMENT OR TERMINATION		28

16.	MISCELLANEOUS		28
	16.1.	Shareholder Rights	28
	16.2.	No Contract of Employment	29
	16.3.	Withholding	29
	16.4.	Construction	29
	16.5.	Other Conditions	30
	16.6.	Rule 16b-3	30
	16.7.	Coordination with Employment Agreements and Other Agreements	30

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1.                                       BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of the Company by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants and Stock Unit Grants to Eligible Employees and Directors or consultants in order (1) to attract and retain Eligible Employees, Directors or consultants, (2) to provide an additional incentive to each Eligible Employee, Director or consultant to work to increase the value of Stock and (3) to provide each Eligible Employee, Director or consultant with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

2.                                       DEFINITIONS

2.1.                              Affiliate. Affiliate means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2.                              Board. Board means the Board of Directors of the Company.

2.3.                              Change Effective Date. Change Effective Date means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.4.                              Change in Control. Change in Control means a change in control of the Company occurring after the effective date of this Plan of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the 1934 Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall include:  (i) the acquisition (other than from the Company) after the date hereof by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company, any qualified institutional investor who meets the requirements of Rule 13d-1(b)(1) promulgated under the 1934 Act, Warburg Pincus LLC and its affiliates, and The Vertical Group, L.P. and its affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of (A) a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the combined voting power

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entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving corporation’s then-outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company.

2.5.                              Code. Code means the Internal Revenue Code of 1986, as amended.

2.6.                              Committee. Committee means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and, if at any time the Company desires to exempt issuances within the meaning of Section 162(m) of the Code, each of whom shall be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code.

2.7.                              Company. Company means ev3 Inc. and any successor to ev3 Inc.

2.8.                              Director. Director means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.9.                              Eligible Employee. Eligible Employee means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.10.                        Fair Market Value. Fair Market Value means either (a) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (b) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (c) the price which the Committee acting in good faith determines through any

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reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11.                        ISO. ISO means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.12.                        1933 Act. 1933 Act means the Securities Act of 1933, as amended.

2.13.                        1934 Act. 1934 Act means the Securities Exchange Act of 1934, as amended.

2.14.                        Non-ISO. Non-ISO means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.15.                        Option. Option means an ISO or a Non-ISO which is granted under § 7.

2.16.                        Option Certificate. Option Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.17.                        Option Price. Option Price means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18.                        Parent. Parent means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.19.                        Plan. Plan means this ev3 Inc. Amended and Restated 2005 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company as amended from time to time thereafter and any Subsidiary plans under § 5.2.

2.20.                        Rule 16b-3. Rule 16b-3 means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.21.                        SAR Value. SAR Value means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

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2.22.                        Stock. Stock means the common stock of the Company.

2.23.                        Stock Appreciation Right. Stock Appreciation Right means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.24.                        Stock Appreciation Right Certificate. Stock Appreciation Right Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.25.                        Stock Grant. Stock Grant means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.26.                        Stock Grant Certificate. Stock Grant Certificate means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant or a Stock Unit Grant.

2.27.                        Stock Unit Grant. Stock Unit Grant means a grant under § 9 which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.28.                        Subsidiary. Subsidiary means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.29.                        Ten Percent Shareholder. Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

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3.                                       SHARES AND GRANT LIMITS

3.1.                              Shares Reserved. Subject to adjustment as provided in § 13 of the Plan, the maximum number of shares of Stock that will be available for issuance under the Plan will be the sum of:

(a)                                  8,000,000;

(b)                                 The number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiar(ies) acquiring, merging or consolidating with another entity; and

(c)                                  The number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded);

provided, however that no more than 2,000,000 shares of Stock may be issued in connection with the exercise of ISOs.

3.2.                              Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and

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from shares of Stock which have been reacquired by the Company. All shares of Stock described in § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant, and any such shares of stock which are issued pursuant to an Option, a Stock Appreciation Right or a Stock Grant which are forfeited thereafter shall again become available for issuance under this Plan.

3.3.                              Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.4.                              Grant Limits. No Eligible Employee, Director or consultant in any calendar year shall be granted an Option to purchase (subject to § 13) more than 300,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 300,000 shares of Stock, and no Stock Grant or Stock Unit Grant shall be made to any Eligible Employee, Director or consultant in any calendar year where the Fair Market Value of the Stock subject to such grant on the date of the grant exceeds $10,000,000.

4.                                       EFFECTIVE DATE

The effective date of this Plan shall be the date the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan as amended and restated.

5.                                       COMMITTEE

5.1.                              This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to

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§ 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee, Director or consultant and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Employee, Director or consultant shall have the right to require him or her to execute an agreement which makes the Eligible Employee, Director or consultant subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

5.2.                              In addition to the authority of the Committee under § 5 and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this § 5.2: (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in the Plan; (ii) to effect any re-pricing in violation of § 7.1; (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of the Plan; or (iv) for which stockholder approval would then be required pursuant to § 15.

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6.                                       ELIGIBILITY

Only Eligible Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Eligible Employees, Directors and consultants shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants and Stock Unit Grants under this Plan.

7.                                       OPTIONS

7.1.                              Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Eligible Employees, Directors and consultants under this Plan from time to time to purchase shares of Stock, but the Committee shall not (subject to § 13) take any action, whether through amendment, cancellation, replacement grants, or any other means, to reduce the Option Price of any outstanding Options absent the approval of the Company’s shareholders. Each grant of an Option to an Eligible Employee, Director or consultant shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to an Eligible Employee on the same date, the right of the Eligible Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) if the only condition to exercise of the Option is the completion of a period of service, such period of service shall be no less than the one (1) year period which starts on the date as of which the Option is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

7.2.                              $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become

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exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3.                              Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Eligible Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

7.4.                              Payment.

(a)                                  The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by (i) by tender, or attestation as to ownership, of Shares that are already owned by the Eligible Employee that are acceptable to the Committee (“Previously Acquired Shares”); (ii) by a “net exercise” of the Option (as further described in paragraph (b), below); (iii) through cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market; or (iv) by a combination of such methods.

(b)                                 In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Eligible Employee

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but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

(c)                                  Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

7.5.                              Exercise.

(a)                                  Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)                                  the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Eligible Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2)                                  the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is

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granted to an Eligible Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(b)                                 Termination of Status as Eligible Employee or Director. Subject to § 7.5(a), an Option Certificate may provide for the exercise of an Option after an Eligible Employee’s, Director’s or consultant’s status as such has terminated for any reason whatsoever, including death or disability.

8.                                       STOCK APPRECIATION RIGHTS

8.1.                              Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Eligible Employees, Directors and consultants under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2.                              Terms and Conditions.

(a)                                  Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Eligible Employee’s, Director’s or consultant’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate

12

under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)                                 Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by an Option Certificate, the number of shares of Stock on which the Eligible Employee’s, Director’s or consultant’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Eligible Employee’s, Director’s or consultant’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Eligible Employee’s, Director’s or consultant’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)                                  Minimum Period of Service. If the only condition to exercise of a Stock Appreciation Right is the completion of a period of service, such period of

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service shall be no less than the one (1) year period which starts on the date as of which the Stock Appreciation Right is granted unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

8.3.                              Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. An Eligible Employee, Director or consultant upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

9.                                       STOCK GRANTS

9.1.                              Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Employees, Directors or consultants. Each Stock Grant and each Stock Unit Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant or cash will be paid under the Stock Unit Grant and the conditions under which the Eligible Employee’s, Director’s or consultant’s interest in any Stock which has been issued will become non-forfeitable.

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9.2.                              Conditions.

(a)                                  Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Eligible Employees, Directors or consultants generally or for an Eligible Employee, a Director or a consultant in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of an Eligible Employee, Director or consultant only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)                                 Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its absolute discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of an Eligible Employee, Director or consultant under a Stock Grant non-forfeitable subject to the satisfaction of one, or more than one, objective employment, performance or other condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Eligible Employees, Directors or consultants generally or for an Eligible Employee, a Director or a consultant in particular, and the related Stock Grant Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. An Eligible Employee’s, Director’s or

15

consultant’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition. If a share of Stock is issued under this § 9.2(b) before an Eligible Employee’s, Director’s or consultant’s interest in such share of Stock is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition and (2) the Company shall have the right to condition any such issuance on the Eligible Employee, Director or consultant first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Eligible Employee, Director or consultant in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

(c)                                  Minimum Period of Service. If the only condition to the forfeiture of a Stock Grant or a Stock Unit Grant is the completion of a period of service, such period of service shall be no less than the three (3) year period which starts on the date as of which the Stock Grant or Stock Unit Grant is made unless the Committee determines that a shorter period of service (or no period of service) better serves the Company’s interest.

9.3.                              Dividends, Voting Rights and Creditor Status.

(a)                                  Cash Dividends. Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock after such

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Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Eligible Employee, Director or consultant.

(b)                                 Stock Dividends. If a dividend is paid on a share of Stock in Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend Stock subject to the same conditions under § 9.2(b) as the related Stock Grant.

(c)                                  Other. If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)                                 Voting. Except as otherwise set forth in a Stock Grant Certificate, an Eligible Employee, Director or consultant shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that an Eligible Employee’s, Director’s or consultant’s interest in

17

such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

(e)                                  General Creditor Status. Each Eligible Employee and each Director and each consultant to whom a Stock Unit grant is made shall be no more than a general and unsecured creditor of the Company with respect to any cash payable under such Stock Unit Grant.

9.4.                              Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as an Eligible Employee’s, Director’s or consultant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Eligible Employee, Director or consultant as soon as practicable thereafter.

9.5.                              Performance Based Awards.

(a)                                  General. The Committee shall have the sole and absolute authority to make Stock Grants and Stock Unit Grants to Eligible Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b). A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or by relative comparison to peer groups or indexes. A performance goal may be described in terms of Company, subsidiary, major business segment, division or departmental performance.

(b)                                 Performance Goals. A performance goal is one or more objectively determinable measures related to (1) the Company’s return over capital

18

costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s common stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

(c)                                  Adjustments. Subject to Section 9.5(d), when the Committee determines whether a performance goal has been satisfied for any period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and any other unusual or non-recurring items, including, without limitation, the charges or costs

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associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes. The Committee may also adjust any performance goal for a period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d)                                 Covered Employee Awards. Notwithstanding any other provisions of this Plan to the contrary, the following provisions shall control with respect to any performance-based Stock Grant or Stock Unit Grant that is made to an Eligible Employee who is a “covered employee” within the meaning of Section 162(m)(4)(C)(ii) of the Code:

(1)                                  The Committee shall establish the related performance goal(s) for each year not later than the latest date permissible under Section 162(m) of the Code, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance goals.

(2)                                  The Committee shall determine and certify in writing prior to payment of a performance-based Stock Grant or Stock Unit Grant whether and to what extent the selected performance goal(s) has (have) been satisfied.

(3)                                  Notwithstanding the foregoing, the Committee, in its sole discretion, may reduce a performance-based Stock Grant or Stock Unit Grant otherwise determined under the Plan.

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(4)                                  In the event of (a) any merger, consolidation, reorganization, recapitalization, liquidation, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off), exchange, or any other similar change in the corporate structure or capitalization of the Company affecting the Stock, or (b) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any performance goal included in a performance award, the committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code) may, without the consent of any affected Participant, amend or modify the terms of any outstanding performance award that includes any performance goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding performance goals) will be substantially the same (as determined by the Committee or the

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committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that any such change to any outstanding performance award pursuant to this Section 9.5(d) must be made in such a manner that it is independently determinable by a hypothetical third party having knowledge of the relevant facts, and the Committee shall take no action pursuant to this Section 9.5(d) which would constitute an impermissible exercise of discretion within the meaning of Section 162(m) of the Code, or would otherwise cause the Covered Award to not be deductible under Section 162(m) of the Code.

(5)                                  The maximum amount of a performance-based Stock Grant or Stock Unit Grant under this Section 9.5(d) for any calendar year shall not exceed $10,000,000 limit from Section 3. This maximum amount may not be increased without shareholder approval if failure to obtain such approval could result in an award not being tax deductible to the Company.

(6)                                  The Committee does not have any authority to amend or modify the terms of any performance-based award under Section 9.5(d) in any manner that would impair its deductibility under Section 162(m) of the Code.

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10.                                 NON-TRANSFERABILITY

10.1.                        General Rule. Except as provided in § 10.2, no Option, Stock Grant, Stock Unit Grant or Stock Appreciation Right shall be transferable by an Eligible Employee, Director or consultant other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall be exercisable during an Eligible Employee’s, Director’s or consultant’s lifetime only by the Eligible Employee, Director or consultant. The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution or pursuant to § 10.2, thereafter shall be treated as the Eligible Employee, Director or consultant.

10.2.                        Transfers to Family Members. An Option or Stock Grant, Stock Unit Grant or Stock Appreciation Right may be transferred by an Eligible Employee, Director or consultant to a “family member” (as defined for purposes of Form S-8 under the 1933 Act) of such Eligible Employee, Director or consultant or to a trust exclusively for the benefit of one or more of such family members of such Eligible Employee, Director or consultant; provided such transfer is made as a gift without consideration, and such transfer complies with applicable securities laws.

11.                                 SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Eligible Employee, Director or consultant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee, Director or consultant shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such

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Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

12.                                 LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:

(1)                                  the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)                                  the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants)

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been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

13.                                 ADJUSTMENT

13.1.                        Capital Structure. The grant caps described in § 3.4, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants and Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)                                  any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring dividends, rights offerings or stock splits, or

(b)                                 any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

13.2.                        Available Shares. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 so that there is a sufficient number, kind and class of shares of Stock available for issuance pursuant to each such Option, Stock Appreciation Right, Stock Grant and

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Stock Unit Grant as adjusted under § 13.1 without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded. Furthermore, the Committee shall have the absolute discretion to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 in light of any of the events described in § 13.1(a) and § 13.1(b) to the extent the Committee acting in good faith determines that a further adjustment would be appropriate and proper under the circumstances and in keeping with the purposes of this Plan without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3.                        Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have the right to make Stock Grants, Stock Unit Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under 3.4 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants, stock unit grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment

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unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4.                        Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

14.                                 CHANGE IN CONTROL

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants and Stock Unit Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights, Stock Grants and Stock Unit Grants after providing each Eligible Employee, Director and consultant a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants and the cash payable under any Stock Unit Grants; provided, if any issuance or forfeiture condition described in this § 14 relates to satisfying any performance goal and there is a target for such goal, then, subject to the limitations under Section 9.5(d), such issuance or forfeiture condition shall be deemed satisfied under this § 14 only to the extent of

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such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

15.                                 AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (1) the Eligible Employee, Director or consultant consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 13.1 or § 14.

16.                                 MISCELLANEOUS

16.1.                        Shareholder Rights. No Eligible Employee, Director or consultant shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Eligible Employee, Director or consultant. An Eligible Employee’s,

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Director’s or consultant’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2.                        No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to an Eligible Employee, Director or consultant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on an Eligible Employee, Director or consultant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

16.3.                        Withholding. Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Eligible Employee, Director or consultant consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant or Stock Unit Grant issued in the name of the Eligible Employee, Director or consultant. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

16.4.                        Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms

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of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5.                        Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that an Eligible Employee, Director or consultant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6.                        Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee, Director or consultant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7.                        Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with an Eligible Employee, Director or consultant which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was

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granted or the Stock Grant or Stock Unit Grant was made; provided, however, no extension of the deadline to exercise any rights under an outstanding Option or Stock Appreciation Right shall be permitted to the extent such extension would cause the Option or Stock Appreciation Right to become subject to the requirements of Section 409A of the Code.

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ev3 Inc.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 15, 2007

2:00 p.m., C.D.T.

ev3 Inc.

9600 54th Avenue North

Plymouth, MN 55442

ev3 Inc. 9600 54th Avenue North Plymouth, MN 55442	proxy

This proxy is solicited on behalf of the board of directors of ev3 Inc. for use at the Annual Meeting of Stockholders on May 15, 2007.

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint James M. Corbett and Kevin M. Klemz, or either of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matter which may properly come before the Annual Meeting of Stockholders to be held on May 15, 2007 and at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

This proxy, when properly signed, will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3 and, in the proxies’ discretion, upon such other matters as may properly come before the meeting.

See reverse for voting instructions

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes James M. Corbett and Kevin M. Klemz, or either of them, to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

VOTE BY TELEPHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2007.

•        Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/evvv/ — QUICK *** EASY *** IMMEDIATE

•        Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 14, 2007.

•        Please have your proxy card and the last four digits of your Social Security Number or taxpayer identification number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ev3 Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by telephone or Internet, please do not mail your proxy card

Please detach here
The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
1. Election of directors:	01 J.K. Bakewell	☐	Vote FOR all nominees			☐	Vote WITHHELD
	02 R.B. Emmitt		(except as marked)				from all nominees
03 D.A. Spencer
(Instructions: To withhold authority to vote for one or more nominees, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approve the Second Amended and Restated 2005 Incentive Stock Plan.			☐	For	☐	Against	☐ Abstain

3. Ratify selection of independent registered public accounting firm.			☐	For	☐	Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:			Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.